As filed with the Securities and Exchange Commission on April 28, 1998
                   Registration Statement No. 333-_____

===========================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                         _________________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                         _________________________

                         SOVRAN SELF STORAGE, INC.
                AND SOVRAN ACQUISITION LIMITED PARTNERSHIP
          (Exact name of Registrant as specified in its charter)

Sovran Self Storage, Inc. - Maryland                  16-1194043
Sovran Acquisition Limited Partnership-Delaware       16-1481551
(State of Incorporation or Organization)           (I.R.S. Employer
                                                   Identification Number)

                             5116 Main Street
                      Williamsville, New York  14211
                              (716) 631-1850
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         _________________________

                             KENNETH F. MYSZKA
                                 President
                             5116 Main Street
                      Williamsville, New York  14211
                              (716) 631-1850

         (Name, address, including zip code, and telephone number,
           including area code, of agent for service of process)
                         _________________________

                                 Copy to:
                         Frederick G. Attea, Esq.
                           David J. Murray, Esq.
                        Phillips, Lytle, Hitchcock,
                            Blaine & Huber LLP
                        3400 Marine Midland Center
                         Buffalo, New York  14203
                              (716) 847-8400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate    Amount of
Being          to be          Price Per      Offering     Registration
Registered     Registered(1)  Units(2)       Price(3)     Fee(4)

Sovran Self
Storage, Inc.
 Preferred Stock
 Common Stock  $100,000,000     N.A.         $100,000,000    $29,500

Sovran
Acquisition
Limited
Partnership
Debt
Securities     $150,000,000     N.A.         $150,000,000    $44,250

(1) The amount to be registered consists of up to $100,000,000 of an indeterminate amount of Preferred stock and/or Common Stock of Sovran Self Storage, Inc. and up to $150,000,000 of an indeterminate amount of non-convertible investment grade Debt Securities of Sovran Acquisition Limited Partnership. There is also being registered hereunder such currently indeterminate number of shares of Common Stock of Sovran Self Storage, Inc. as may be issued upon conversion of Preferred Stock of Sovran Self Storage, Inc. registered hereby.

(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of Common Stock of Sovran Self Storage, Inc. issued upon conversion of Preferred Stock of Sovran Self Storage, Inc.

(4) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $23,337,500 of securities to be issued by Sovran Self Storage, Inc. covered by the Registration Statement on Form S-3
     (No. 333-08883) is being carried forward and the corresponding registration fees of $6,884 that were previously paid at the time of filing shall be applied to this Registration Statement.
                         _________________________

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-08883) of Sovran Self Storage, Inc., and is intended to be the combined prospectus referred to in Rule 429 of the Securities Act of 1933, as amended.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED APRIL __, 1998

PROSPECTUS

                               $100,000,000
                         Sovran Self Storage, Inc.
                              Preferred Stock
                               Common Stock

                               $150,000,000
                        Sovran Acquisition Limited
                                Partnership
                              Debt Securities

                            __________________

     Sovran Self Storage, Inc. ("Sovran" or the "Company") may offer from time to time in one or more series (i) shares of its preferred stock, $.01 par value per share ("Preferred Stock"), and (ii) shares of its common stock, $.01 par value per share ("Common Stock"), with an aggregate public offering price of up to $100,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. Sovran Acquisition Limited Partnership (the "Operating Partnership") may offer from time to time in one or more series unsecured, non-convertible investment grade debt securities ("Debt Securities") with an aggregate offering price of up to $150,000,000 (or its equivalent in another currency based upon the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Preferred Stock, Common Stock and Debt Securities (collectively, the "Securities") may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Stock, any initial public offering price; (iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Amended and Restated Articles of Incorporation or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

     The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Preferred Stock and Common Stock may be offered by the Company and the Debt Securities may be offered by the Operating Partnership directly to one or more purchasers, through agents designated from time to time by the Company or the Operating Partnership or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

     See "Risk Factors" on page 5 for certain factors that should be considered by prospective investors.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          _______________________

             The date of this Prospectus is ___________, 1998.

                           AVAILABLE INFORMATION

     The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission maintains an Internet Web site (http://www.sec.gov.) that contains such documents filed electronically by the Company and the Operating Partnership with the Commission through its Electronic Data Gathering, Analysis and Retrieval System (EDGAR) filing system. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company and, since April 1998, the Operating Partnership, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company and the Operating Partnership file reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1997, (ii) the Company's Current Report on Form 8-K filed on February 20, 1998, as amended by the Company's Amended Current Report on Form 8-K/A filed on April 17, 1998, (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 16, 1995, including all amendments and reports updating such description, and (iv) the Operating Partnership's Registration Statement on Form 10, dated April 22, 1998, including all amendments and reports updating such Registration Statement.

     All documents filed by the Company or the Operating Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company and the Operating Partnership will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, at the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to David L. Rogers, Chief Financial Officer, Sovran Self Storage, Inc., 5166 Main Street, Williamsville, New York, 14221, telephone (716) 633-1850.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

                               RISK FACTORS

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This Prospectus, including the information incorporated by reference herein, and the applicable Prospectus Supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, and prospective investors should carefully consider such risk factors in conjunction with the other information contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement before making a decision to purchase any Securities. Unless the context otherwise requires, the "Company" shall also hereinafter refer to the Operating Partnership and its subsidiaries.

     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus and the applicable Prospectus Supplement before purchasing Securities.

Risks Related To Acquisitions

     The Company has completed many acquisitions of self storage facilities since the Company's initial public offering of Common Stock in June 1995 (the "Initial Offering"). (The Company's self storage facilities are sometimes referred to individually as a "Property" and collectively as the "Properties".) The Company's strategy is to continue to grow by acquiring additional self-storage facilities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the prices paid for acquired properties and the costs of any improvements required to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.

Real Estate Financing Risks

     Credit Facility. The Company has a line of credit (the "Credit Facility") with a syndicate of financial institutions (the "Lenders"). The Credit Facility is recourse to the Company and the Operating Partnership and the required payments are not reduced if the economic performance of any of the Properties declines. The Credit Facility, except under certain circumstances, limits the Company's ability to make distributions to its shareholders. If there should occur certain other events of default, the Lenders may seek to exercise their rights under the Credit Facility, which could have a material adverse effect on the Company and its ability to make expected distributions to shareholders and distributions required by the real estate investment trust provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     Risk of Rising Interest Rates. Indebtedness that the Company incurs under the Credit Facility bears interest at a variable rate. Accordingly, increases in interest rates could increase the Company's interest expense, which would adversely affect the Company's cash available for distribution and its ability to pay expected distributions to shareholders. The Company may in the future hedge, cap or otherwise limit its exposure to rising interest rates as appropriate and cost effective. If the amount of the Company's indebtedness bearing interest at a variable rate exceeds certain levels, the Company may be required to make such arrangements pursuant to the terms of the Credit Facility.

     Refinancing Risks. It may be necessary for the Company to refinance the Credit Facility through additional debt financing or equity offerings. If the Company were unable to refinance this indebtedness on acceptable terms, the Company might be forced to dispose of certain Properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect the cash available for distribution. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expense would increase, which would adversely affect the Company's cash available for distribution and its ability to pay expected distributions to shareholders.

     No Limitations on Debt. The Board of Directors of the Company currently has a policy of limiting the amount of Company debt at the time of incurrence to less than 50% of the sum of the market value of the issued and outstanding Common Shares and the Company's debt at the time such debt is incurred; however, the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company might incur. Accordingly, the Board of Directors could alter or eliminate the current policy limitation on borrowing without a vote of the shareholders. The Company could become highly leveraged if this policy were changed.

Self-Storage Industry Risks

     The Properties are subject to all operating risks common to the self-storage industry. These risks include decreases in demand for rental spaces in a particular locale, changes in supply of or demand for similar or competing facilities in an area and changes in market rental rates. There is also risk of inability to collect rents from customers. The Company's current strategy is to acquire interests only in self-storage facilities. Consequently, the Company is subject to risks inherent in investments in a single industry. The Properties compete with other self-storage facilities in their geographic markets. As a result of competition, the Properties could experience a decrease in occupancy levels and rental rates, thereby decreasing the cash available for distribution. The Company competes in operations and for acquisition opportunities with entities that have substantial financial resources. Competition may reduce the number of suitable acquisition opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. The self-storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of such overbuilding might cause the Company to experience a decrease in occupancy levels, limit the Company's ability to increase rents and compel the Company to offer discounted rents.

Real Estate Investment Risks

     General Risks. The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Company's real estate investments and the Company's income and ability to make distributions to its shareholders are dependent upon the Company's ability to operate the Properties in a manner sufficient to maintain or increase cash available for distribution. Income from the Properties may be adversely affected by changes in national economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; competition from other self-storage facilities; changes in interest rates and in the availability, cost and terms of mortgage funds; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements, particularly in older facilities; changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; uninsured losses resulting from casualties associated with civil unrest, acts of God, including natural disasters, and acts of war; adverse changes in zoning laws; and other factors which are beyond the control of the Company.

     Illiquidity of Real Estate May Limit its Value. Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions is limited. In addition, provisions of the Code may limit the Company's ability to profit on the sale of Properties held for fewer than four years. There can be no assurance that the Company will be able to dispose of a Property when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of the Company's investment.

     Uninsured and Underinsured Losses Could Result in Loss of Value of Properties. There are certain types of losses, generally of a catastrophic nature, that may be uninsurable or not economically insurable, as to which the Properties are at risk in their particular locales. The Company's management uses its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to acquiring appropriate insurance on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a Property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such Property.

     Possible Liability Relating to Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator caused or knew of the presence of such hazardous or toxic substances and whether or not the storage of such substances was in violation of a tenant's lease. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's ability to borrow using such real property as collateral. In connection with the ownership of the Properties, the Company may be potentially liable for any such costs.

     Americans with Disabilities Act. The Americans with Disabilities Act of 1990 ("ADA") generally requires that buildings be made accessible to persons with disabilities. A determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If the Company were required to make modifications to comply with the ADA, the Company's results of operations and ability to make expected distributions to its shareholders could be adversely affected.

Limitations on Ability to Change Control

     Limitation on Ownership of Shares. In order to maintain its qualification as a REIT, not more than 50% in value of the Company's outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) (the "Five or Fewer Test"). The Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") limit ownership of the issued and outstanding Common Stock by any single shareholder (directly or by virtue of the attribution provisions of the Code) to 9.8% of the aggregate value of the Company's outstanding stock, except that the ownership by certain entities is limited to 15% (the "Ownership Limit"). The Ownership Limit may (i) have the effect of precluding acquisition of control of the Company by a third party without consent of the Board of Directors even if a change in control were in the interest of shareholders, and (ii) limit the opportunity for shareholders to receive a premium for their Common Stock that might otherwise exist if an investor were attempting to assemble a block of Common Stock in excess of 9.8% or 15%, as the case may be, of the outstanding shares of beneficial interest of the Company or to otherwise effect a change in control of the Company. The Board of Directors, in its sole discretion, may waive the Ownership Limit if it is satisfied that ownership by such shareholders in excess of such limits will not jeopardize the Company's status as a REIT under the Code or in the event it determines that it is no longer in the best interests of the Company to be a REIT. A transfer of Common Stock to a person who, as a result of the transfer, violates the Ownership Limit may not be effective under some circumstances.

     Shareholder Rights Agreement. The Company has a shareholders' rights plan (the "Shareholder Rights Agreement") which grants the holders of the Common Stock rights which generally become exercisable if (i) a person becomes an "acquiring person" by acquiring 10% or more of the Common Stock, or (ii) a person commences a tender offer that would result in that person owning 10% or more of the Common Stock. In the event a person becomes an "acquiring person," each holder of a right (other than the acquiring person) would be entitled to acquire such number of preferred shares of the Company which are equivalent to the Common Stock having a value of twice the then-current exercise price of the right. If the Company is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. The Shareholder Rights Agreement may have the effect of delaying or preventing a change in control of the Company.

     Other Limitations. Certain other limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the outstanding Common Stock might receive a premium for their Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the shareholders' interest. In addition, the Maryland General Corporation Law (the "MGCL") imposes certain restrictions and requires certain procedures with respect to the acquisition of certain levels of share ownership and business combinations, including combinations with interested shareholders. These provisions of the MGCL would have the effect of delaying or preventing a change in control of the Company even if a change in control were in the shareholders' interest. In addition, under the Operating Partnership's agreement of limited partnership, in general the Company may not merge, consolidate or engage in any combination with another person or sell all or substantially all of its assets unless such transaction includes the merger of the Operating Partnership, which requires the approval of the holders of 75% of the limited partnership interests thereof. If the Company were to own less than 75% of the limited partnership interests in the Operating Partnership, this provision of the limited partnership agreement could have the effect of delaying or preventing the Company from engaging in certain change of control transactions.

Adverse Consequences of Failure to Qualify as a REIT

     The Company intends to operate so as to qualify as a REIT under the Code. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Continued qualification as a REIT depends upon the Company's continuing ability to meet various requirements concerning, among other things, the ownership of the outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its shareholders. If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. As a result, distributions to the shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the REIT election.

Effect of Market Interest Rates on Price of Shares

     One of the factors that may influence the price of the Common Stock in public trading markets is the annual yield on Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Common Stock.

Legal Proceeding

     Robert J. Amsdell, a former business associate of certain officers and directors of the Company, including Robert J. Attea, Charles E. Lannon, Kenneth F. Myszka and David L. Rogers, filed a lawsuit against the Company on June 13, 1995 in the United States District Court for the Northern District of Ohio in connection with the formation of the Company as a REIT and related transactions, as well as the Initial Offering. On April 29, 1996, Mr. Amsdell filed a first amended complaint and on September 24, 1997, a second amended complaint was filed. The complaint alleges, among other things, breach of fiduciary duty, breach of contract, breach of general partnership/joint venture arrangement, fraud and deceit, breach of duty of good faith and other causes of action including a declaratory judgment as to Mr. Amsdell's continuing interest in the Company.
Mr. Amsdell is seeking money damages in excess of $15 million, as well as punitive damages and declaratory and injunctive relief (including the imposition of a constructive trust on assets of the Company in which Mr. Amsdell claims to have a continuing interest) and an accounting. The first amended complaint also added Messrs. Attea, Lannon, Myszka and Rogers as additional defendants. The parties are currently involved in discovery. The Company intends to vigorously defend the lawsuit. Messrs. Attea, Lannon, Myszka and Rogers have agreed to indemnify the Company for any loss arising from the lawsuit. The Company believes that the actual amount of Mr. Amsdell's recovery in this matter, if any, would be within the ability of these individuals to provide indemnification. The Company does not believe that the lawsuit will have a material adverse effect upon the Company.


                 THE COMPANY AND THE OPERATING PARTNERSHIP

General

     Sovran Self Storage, Inc. is a self-administered and self-managed real estate investment trust ("REIT") which acquires, owns and manages self storage properties. The Company was formed to continue the business of its predecessor companies which had engaged in the self storage business since 1985. The Company owns an indirect interest in each of the Properties through the Operating Partnership of which the Company holds a 96.53% economic interest consisting of a 94.81% direct limited partnership interest and a 1.72% general partnership interest owned by Sovran Holdings, Inc., a wholly-owned subsidiary of the Company. Unaffiliated third parties own collectively a 3.47% limited partnership interest in the Operating Partnership. The Operating Partnership owns a 100% fee simple interest in each of the Properties. The Company believes that this structure, commonly known as an umbrella partnership real estate investment trust ("UPREIT"), facilitates the Company's ability to acquire properties by using units of the Operating Partnership as currency in property acquisitions.

     As of April 20, 1998, the Company owned and operated 177 self-storage properties consisting of approximately 9.7 million net rentable square feet, situated in 19 states, primarily the Eastern United States and Texas. As of December 31 1997, the Properties had a weighted average occupancy of 85.1% and a weighted average annual rent per occupied square foot of $7.67. The Company believes that it is one of the largest operators of self-storage properties in the United States based on facilities owned.

     The Company seeks to increase cash flow and enhance shareholder value through aggressive management of the Properties and selective acquisition of new self-storage properties. Aggressive property management entails increasing rents, increasing occupancy levels, strictly controlling costs, maximizing collections, strategically expanding and improving the Properties and, should economic conditions warrant, developing new properties. The Company believes that there continue to be significant opportunities for growth through acquisitions, and constantly seeks to acquire self-storage properties located primarily in the Eastern United States that are susceptible to realization of increased economies of scale and enhanced performance through the application of the Company's management expertise.

     The Company was incorporated on April 19, 1995 under Maryland law. The Operating Partnership was formed on June 1, 1995 under Delaware law. The Company's Common Stock has traded on the New York Stock Exchange since the completion of the Company's initial public offering on June 26, 1995. The Company's and the Operating Partnership's principal executive offices are located at 5166 Main Street, Williamsville, New York 14221, and its telephone number is (716) 633-1850. The Company and the Operating Partnership also maintain a regional office in Atlanta, Georgia.


                              USE OF PROCEEDS

     The Company is required by the terms of the partnership agreement of the Operating Partnership to invest the net proceeds of any sale of Common Stock or Preferred Stock in the Operating Partnership in exchange for additional units of limited partnership of the Operating Partnership ("Units"). As will be more fully described in the applicable Prospectus Supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of Securities for one or more of the following: repayment of indebtedness, acquisition of in new self storage facilities, maintenance and improvement of currently owned Properties and general corporate purposes.


                    RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company and the Operating
Partnership's and their predecessor's consolidated ratios of earnings to fixed charges for the periods shown:


   Company and Operating Partnership            Predecessors
                                                Year ended December 31,

                              January 1, 1995
Year ended December 31,             to
  1997   1996   1995           June 25, 1995  1994   1993   1992   1991

  9.43   7.56   21.88              1.09       1.31   0.84   0.53   0.31

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.


                      DESCRIPTION OF DEBT SECURITIES

General

     The Company conducts its business principally through the Operating Partnership. Consequently, the Operating Partnership, and not the Company, will issue the Debt Securities. The Debt Securities will be direct unsecured obligations of the Operating Partnership and may be either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Operating Partnership and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

Terms

     The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of Senior Indebtedness of the Company as described under "--Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     Each Indenture will provide that the Operating Partnership may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

     (1) The title of such Debt Securities and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

     (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

     (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (7) The place or places where the principal of (and premium or Make-Whole Amount (as defined in the Indenture), if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the applicable Indenture may be served;

     (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating
Partnership;

     (9) The obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (11) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (12) Whether the principal of (and premium or Make-Whole Amount, if any) or interest on the Debt Securities of the series are to be payable, at the election of the Operating Partnership or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

     (13) Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

     (14) Any deletions from, modifications of or additions to the Events of Default (as defined in the Indenture) or covenants of the Operating Partnership with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;

     (15) Whether and under what circumstances the Operating Partnership will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making such payment;

     (16) Whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security (as defined), the identity of the depository for such series;

     (17) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

     (18) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;

     (19) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

     (20) If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

     (21) Any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as described under "--Merger, Consolidation or Sale of Assets" or as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under "--Merger, Consolidation or Sale of Assets," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Neither Maryland General Corporation Law nor the governing instruments of the Company and the Operating Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" all rely heavily upon the facts and circumstances of the particular case. Consequently, to determine whether a sale of "substantially all" of the Operating Partnership's assets has occurred, a holder of Debt Securities must review the financial and other information disclosed by the Operating Partnership to the public. Restrictions on ownership and transfers of the Common Shares and Preferred Shares are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Shares of Beneficial Interest." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security in registered form ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon

Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. Every Debt Security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Operating Partnership nor any Trustee shall be required to
(a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the selection of any Debt Securities for redemption and ending at the close of business on the day of mailing of the notice of redemption; (b) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

Merger, Consolidation or Sale of Assets

     The Indentures provide that the Operating Partnership may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, and which is organized under the laws of any domestic jurisdiction and assumes (A) the Operating Partnership's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

Certain Covenants

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable
Prospectus Supplement, Senior Debt Securities will include the following covenants of the Operating Partnership:

     Existence.   Except as permitted under "--Merger, Consolidation or
Sale of Assets," the Indentures will require the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

     Maintenance of Properties.   The Indentures will require the Operating
Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     Insurance.   The Indentures will require the Operating Partnership to
cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

     Payment of Taxes and Other Claims.   The Indentures will require the
Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Events of Default, Notice and Waiver

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:
(a) default in the payment of any interest on any Debt Security of such series when such interest becomes due and payable that continues for a period of 30 days; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due and payable; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the applicable Indenture with respect to the Debt Securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership (or by any Subsidiary, the repayment of which the Operating Partnership has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after written notice to the Operating Partnership as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any), with respect to Debt Securities of such series have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

     The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Operating Partnership, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; (f) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (g) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities of any series then outstanding; or (h) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Operating Partnership and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Operating Partnership as obligor under such Indenture; (b) to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in such Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
(f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (j) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

     The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant such Indenture, and
(d) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series;

provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting, and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Certain Definitions

     "Indebtedness" means, with respect to any person, (a) any obligation of such person to pay the principal of, premium, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such person, (iii) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (iv) with respect to letters of credit or bankers acceptances issued for the account of such person or performance bonds, (v) for the payment of money relating to a Capitalized Lease Obligation (as defined in the Indenture), or (vi) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (b) any liability of others of the kind described in the preceding clause (a) which such person has guaranteed or which is otherwise its legal liability; and (c) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) or (b).

     "Senior Indebtedness" means Indebtedness of the Operating Partnership, whether outstanding on the date of issue of any Subordinated Debt Securities or thereafter created, incurred, assumed or guaranteed by the Operating Partnership, other than the following: (a) any Indebtedness as to which, in the instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued, it is expressly provided that such Indebtedness is subordinate in right of payment to all indebtedness of the Operating Partnership not expressly subordinated to such Indebtedness; (b) any Indebtedness which by its terms refers explicitly to the Subordinated Debt Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities; and (c) with respect to any series of Subordinated Debt Securities, any Indebtedness of the Operating Partnership evidenced by Subordinated Debt Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (x) Indebtedness of or amounts owed by the Operating Partnership for compensation to employees, or for goods, materials and services purchased in the ordinary course of business, or (y) Indebtedness of the Operating Partnership to a subsidiary of the Operating Partnership.

Subordination

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Debt Securities will be subject to the following subordination provisions.

     The payment of the principal of, interest on, or any other amounts due on, the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Operating Partnership. No payment on account of the principal of, redemption of, interest on or any other amounts due on the Subordinated Debt Securities and no redemption, purchase or other acquisition of the Subordinated Debt Securities may be made, unless (a) full payment in cash of amounts then due for principal, sinking funds, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Operating Partnership, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees and expenses, and of all other amounts then due on all Senior Indebtedness shall have been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, and (b) at the time of, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Indebtedness being declared due and payable and not rescinded. In addition, the Subordinated Indenture provides that, if holders of any Senior Indebtedness notify the Operating Partnership and the Subordinated Trustee that a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, no payment on account of principal, sinking fund or other redemption, interest or any other amounts due on the Subordinated Debt Securities and no purchase, redemption or other acquisition of the Subordinated Debt Securities will be made for the period (the "Payment Blockage Period") commencing on the date such notice is received and ending on the earlier of (i) the date on which such event of default shall have been cured or waived or (ii) 180 days from the date such notice is received. Notwithstanding the foregoing, only one payment blockage notice with respect to the same event of default or any other events of default existing and known to the person giving such notice at the time of such notice on the same issue of Senior Indebtedness may be given during any period of 360 consecutive days. No new Payment Blockage Period may be commenced by the holders of Senior Indebtedness during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Period have been cured or waived. Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of the Operating Partnership, all Senior Indebtedness must be paid in full in cash before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever.

     The Subordinated Indenture does not restrict the amount of Senior Indebtedness or other indebtedness of the Operating Partnership or any Subsidiary. As a result of these subordination provisions, in the event of the Operating Partnership's insolvency, holders of the Subordinated Debt Securities may recover ratably less than general creditors of the Company.

     If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Operating Partnership's most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

     Unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust) ("defeasance") or (b) to be released from certain obligations with respect to such Debt Securities under the applicable Indenture (including the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium or Make-Whole Amount, if any) and interest.

     "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event Default other than the Event of Default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such of Event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Book-Entry System

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Operating Partnership expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by Operating Partnership if such Debt Securities are offered directly by the Operating Partnership. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

     The Operating Partnership expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Operating Partnership nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Operating Partnership understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, any premium or Make-Whole Amount and any interest on individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Operating Partnership and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Operating Partnership nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal, premium or Make-Whole Amount, if any, and interest). The Operating Partnership believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Operating Partnership also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Operating Partnership expects the Depository to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Operating Partnership, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

     Neither the Operating Partnership nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Operating Partnership and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

Payment and Paying Agents

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium, Make-Whole Amount or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium, Make-Whole Amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of such Debt Security thereafter may look only to the Operating Partnership for payment thereof.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                      DESCRIPTION OF PREFERRED STOCK

     The description of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws (the "Bylaws").

General

     Under the Articles of Incorporation, the Company has authority to issue 10 million shares of Preferred Stock, none of which was outstanding as of April 20, 1998. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to issuance of shares of each series, the Board of Directors is required by the Maryland General Corporation Law ("MGCL") and the Company's Articles of Incorporation to fix for each series, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

Terms

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation and Bylaws and any applicable amendment to the Articles of Incorporation designating terms of a series of Preferred Stock (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

     (1) The title and stated value of such Preferred Stock;

     (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6) The provision for a sinking fund, if any, for such Preferred
Stock;

     (7) The provision for redemption, if applicable, of such Preferred
Stock;

     (8) Any listing of such Preferred Stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

     (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

     (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

     (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

Dividends

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless
(i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

Restrictions on Ownership

     For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

     The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.


                        DESCRIPTION OF COMMON STOCK

     The description of the Company's Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

General

     Under the Articles of Incorporation, the Company has authority to issue 100 million shares of Common Stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At April 20, 1998, the Company had outstanding 12,330,963 shares of Common Stock.

Terms

     Subject to the preferential rights of any other shares or series of stock, holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

     Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

     The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     All shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     Pursuant to the MGCL, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's Articles of Incorporation. The Company's Articles of Incorporation do not provide for a lesser percentage in such situations.

Restrictions on Ownership

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Shareholder Rights Agreement

     The Company has a shareholders' rights plan (the "Shareholder Rights Agreement") which grants the holders of the Common Stock rights which generally become exercisable if (i) a person becomes an "acquiring person" by acquiring 10% or more of the Common Stock, or (ii) a person commences a tender offer that would result in that person owning 10% or more of the Common Stock. In the event a person becomes an "acquiring person," each holder of a right (other than the acquiring person) would be entitled to acquire such number of preferred shares of the Company which are equivalent to the Common Stock having a value of twice the then-current exercise price of the right. If the Company is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. The Shareholder Rights Agreement may have the effect of delaying or preventing a change in control of the Company.

Transfer Agent

     The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.


                RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Test"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. The Articles of Incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of the Company's capital stock in excess of the Ownership Limit. Pursuant to the Code, generally, certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, corporations, trusts and partnerships will be looked-through for purposes of the Five or Fewer Test (i.e., the beneficial owners of such entities will be counted as holders). The Company's Articles of Incorporation limit such entities under the Look-Through Ownership Limit to holdings of no more than 15% of the aggregate value of the Company's shares of capital stock. Any transfer of shares of capital stock or any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit or the Look-Through Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit or the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's REIT status.

     Capital stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or the Look-Through Ownership Limit or that causes the Company to be treated as "closely-held" under
Section 856(h) of the Code or is otherwise not permitted as provided above, will be designated shares in trust ("Shares in Trust") that will be transferred, by operation of law, to a person unaffiliated with the Company designated by the Board of Directors as trustee (the "Trustee") of a trust (the "Share Trust") for the benefit of one or more charitable organizations. Shares in Trust will remain issued and outstanding Common or Preferred Shares of the Company and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares in Trust for the Share Trust and will hold such dividends or distributions in trust for the benefit of one or more designated charitable beneficiaries. The Trustee will vote all Shares in Trust. Any vote cast by the proposed transferee in respect of the Shares in Trust prior to the discovery by the Company that such shares have been transferred to the Share Trust shall be rescinded and shall be void ab initio. Any dividend or distribution paid to a proposed transferee or owner of Shares in Trust prior to the discovery by the Company that such shares have been transferred to the Share Trust will be required to be repaid upon demand to the Trustee for the benefit of one or more charitable beneficiaries. The Trustee may, at any time the Shares in Trust are held in the Share Trust, transfer the interest in the Share Trust representing the Shares in Trust to any person whose ownership of the shares of capital stock designated as Shares in Trust would not violate the Ownership Limit or the Look-Through Ownership Limit, or otherwise result in the disqualification of the REIT, as described above, and provided such permitted transferee purchases such shares for valuable considerations. Upon such sale, the proposed original transferee will receive the lesser of (i) the price paid by the original transferee shareholder for the shares of capital stock that were transferred to the Share Trust, or if the original transferee shareholder did not give value for such shares (e.g., the capital stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Shares in Trust were designated for the ten days immediately preceding such sale or gift and (ii) the price received by the Trustee from such sale. Any amounts received by the Trustee in excess of the amounts paid to the proposed transferee will be distributed to one or more charitable beneficiaries of the Share Trust. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of shares held in the Share Trust may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Shares in Trust and to hold the Shares in Trust on behalf of the Company.

     In addition, the Company has the right, for a period of 90 days during the time any shares of Shares in Trust are held by the Trustee, to purchase all or any portion of the Shares in Trust from the Trust at the lesser of
(i) the price initially paid for such shares by the original transferee-shareholder, or if the original transferee-shareholder did not give value for such shares (e.g., the shares were received through a gift, device or other transaction), the average closing price for the class of stock from which such Shares in Trust were designated for the ten days immediately preceding such sale or gift, and (ii) the average closing price for the class of shares form which such Shares in Trust were designated for the ten trading days immediately preceding the date the Company elects to purchase such shares. The 90-day period begins on date of the violative transfer if the original transferee-shareholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

     All certificates representing shares of stock of the Company bear a legend referring to the restrictions described above.

     Each shareholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit and the Look-Through Ownership Limit may have the effect of precluding acquisition of control of the Company.


                 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material U.S. Federal income tax considerations regarding the offering of Securities. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. The Code provisions governing the Federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and the administrative and judicial interpretations thereof. The following discussion is based on current law. The tax treatment of a holder of any of the Securities will vary depending upon the terms of the specific Securities acquired by such holder as well as his particular situation, and this discussion does not attempt to address any aspects of Federal income taxation relating to the holders of Securities. Certain Federal income tax considerations relevant to holders of Securities will be provided in the applicable Prospectus Supplement relating thereto.

EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO SUCH PURCHASER'S SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, HOLDING AND SALE OF SECURITIES.

Taxation of the Company

The Company intends to operate so as to meet the requirements under the Code for qualification as a REIT, commencing with its taxable year ending December 31, 1995. No assurance can be given, however, that such requirements will be met. Based on various assumptions and factual representations made by the Company, in the opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel to the Company, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and its proposed method of operation as described in this Prospectus and as represented by the Company will enable it to satisfy the requirements for such qualification. Such qualification depends upon the Company's ability to meet the various requirements imposed under the Code through actual operating results, as discussed below. Phillips, Lytle, Hitchcock, Blaine & Huber LLP will not review these operating results, and no assurance can be given that actual operating results will meet these requirements. The opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP is not binding on the Internal Revenue Service (the "Service"). In addition, the opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP is also based upon existing law, Treasury regulations, currently published administrative positions of the Service and judicial decisions, which are subject to change either prospectively or retroactively.

     In any year in which the Company qualifies as a REIT, it generally will not be subject to Federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This deduction for distributions paid to shareholders substantially eliminates the Federal "double taxation" on earnings (once at the corporate level and once again at the shareholder level) that usually results from investments in a corporation.

     Even if the Company qualifies as a REIT, however, the Company will be subject to Federal income tax, as set forth below. First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" as a consequence of its items of tax preference. Third, if the Company has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other disposition of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company should dispose of any of the asset owned at the time of the Initial Offering that had a fair market value at such time in excess of its adjusted tax basis ("Built-In-Gain") or any asset acquired by the Company from a C corporation (i.e., a corporation generally subject to the full corporate level tax) in a carryover basis transaction during the ten-year period (the "Recognition Period") beginning on the date of the Initial Offering with respect to assets owned by the Company at the time of the Initial Offering, or the date on which the asset was acquired by the Company from a C corporation, then, to the extent of the Built-In Gain, such gain will be subject to a tax at the highest regular corporate rate, pursuant to guidelines issued by the Service (the "Built-In Gain Rules").

Requirements for Qualification

To qualify as a REIT, the Company must elect to be so treated and must meet the requirements, discussed below, relating to the Company's organization, sources of income, nature of assets and distributions of income to shareholders ("REIT Requirements").

Organizational Requirements

The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for the REIT Requirements, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, and (vi) at all times during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, described below, regarding the nature of its income and assets also must be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than 12 months. Conditions
(v) and (vi) (the "100 shareholder" and "five or fewer" requirements) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

     Prior to consummation of the Initial Offering, the Company did not satisfy conditions (v) and (vi) above. The Initial Offering and related transactions allowed the Company to satisfy the 100 shareholder and five or fewer requirements. In addition, the Company's Articles of Incorporation currently include certain restrictions regarding transfer of its stock, which restrictions are intended (among other things) to assist the Company in continuing to satisfy conditions (v) and (vi) above.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Effective January 1, 1995, the Company changed its taxable year to the calendar year.

     In order to provide the Company with flexibility, the Company owns the Properties through the Operating Partnership. The Company holds a 94.81% limited partnership interest in the Partnership. The Subsidiary, a wholly-owned subsidiary of the Company, holds a 1.72% general partner interest in the Operating Partnership. The Operating Partnership and the Subsidiary are qualified REIT subsidiaries. A qualified REIT subsidiary is any corporation that is 100% owned by a REIT at all times during the period the subsidiary is in existence. Under Section 856(i) of the Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT, and all assets, liabilities, income, deductions, and credits of the qualified REIT subsidiary are treated as assets, liabilities and such items (as the case may be) of the REIT. The Operating Partnership is currently disregarded for Federal income tax purposes since the existence of the Subsidiary is ignored for Federal income tax purposes and, as a result, the Operating Partnership has only one partner for Federal income tax purposes.

     The Operating Partnership is treated as a partnership for Federal income tax purposes and the Company is treated as a partner in the Operating Partnership. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share.
In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

Income Tests

     To maintain qualification as a REIT, three gross income requirements must be satisfied annually.

- First, at least 75% of the Company's gross income, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"), for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents form real property" and in certain circumstances, interest) or from certain types of temporary investments.

- Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

- Third, less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year is derived from gain from the sale or other disposition of stock or securities held for less than one year, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversion and sales of foreclosure property). For purposes of applying the 30% gross income test, the holding period of the Properties acquired by the Company at the time of the Initial Offering will be deemed to have commenced on the date of acquisition.

     Rents received or deemed to be received by the Company will qualify as "rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met.

- First, the amount of rent generally must not be based in whole or in part on the income or profits of any person.

- Second, the Code provides that rents from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant").

- Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

- Finally, for rents to qualify as "rents from real property" the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of a room or other space for occupancy only and are not otherwise considered "rendered to the occupant."

     The Company does not anticipate charging rent that is based in whole or in part on the income or profits of any person. The Company will not derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents. The Company does not anticipate receiving rent from Related Party Tenants.

     The Company provides certain services with respect to the Properties. The Company believes that the services provided by it directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants and therefore that the provision of such services will not cause rents received with respect to the Properties to fail to qualify as rents from real property. Services with respect to the Properties that may not be provided by the Company directly will be performed by independent contractors.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under certain provisions of the Code. These relief provisions will generally be available if (i) the Company's failure to meet these tests was due to reasonable cause and not due to willful neglect, (ii) the Company attaches a schedule of the sources of its income to its Federal income tax return and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the Service could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above, even if these relief provisions apply, a 100% tax would be imposed on the greater of the amount by which the Company fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. No similar mitigation provision provides relief if the Company fails the 30% income test, and in such case, the Company will cease to qualify as a REIT.

Asset Tests

At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature and diversification of its assets.

- First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities.

- Second, no more than 25% of the value of the Company's total assets may be represented by securities other than those in the 75% asset class.

- Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Annual Distribution Requirements

     To qualify as a REIT, the Company is required to make distributions (other than capital gain distributions) to its shareholders in an amount at least equal to (a) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends-paid deduction and the Company's capital gain) and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its Federal income tax return for such year and if paid on or before the first regular distribution after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes less than 100% (but at least 95%) of its "REIT taxable income" as adjusted, it will be subject to tax thereon at regular ordinary or capital gains corporate tax rates, as the case may be. Further, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for that year, (b) 95% of its REIT capital gain net income for that year and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during its Recognition Period, if the Company disposes of any asset subject to the Built-In Gain Rules, the Company will be required, pursuant to guidance issued by the Service, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of non-cash deductions. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings, if possible, in order to meet the distribution requirement.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. The Company will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Earnings and Profits

In order to qualify as a REIT, the Company must either satisfy the REIT requirements described in this Prospectus for all taxable years after 1986 or have, at the close of any taxable year, no earnings and profits attributable to a non-REIT year. Pursuant to Treasury Regulations, in order to qualify under either of these two provisions, the Company must not have acquired the assets of a corporation in a nonrecognition transaction after 1986 with accumulated earnings and profits attributable to a non-REIT period unless, by the close of its first taxable year, such earnings are distributed to the shareholders. Accordingly, any earnings and profits that are carried over to the Company through the transactions resulting in the formation of the Company (the "Formation Transactions") were required, pursuant to Section 381 of the Code, to have been distributed to the shareholders prior to the close of the Company's first taxable year. The Company has represented that it had no non-REIT earnings and profits for Federal income tax purposes as of the end of its first taxable year ended December 31, 1995. In rendering its opinion regarding the eligibility of the Company to qualify as a REIT, Phillips, Lytle, Hitchcock, Blaine & Huber is relying on such representation. The Company believes that even if there were a subsequent determination that it received non-REIT earnings and profits in the Formation Transactions, distributions to shareholders in 1995 in excess of current earnings and profits likely were sufficient to distribute any such non-REIT earnings and profits. Moreover, although not free from doubt, pursuant to Treasury Regulations, the Company may be able to use certain "deficiency dividend" procedures to distribute any non-REIT earnings and profits determined to exist that were not distributed by the close of the 1995 taxable year. There can be no assurance, however, that 1995 distributions were sufficient to distribute any non-REIT earnings and profits determined to exist or that such deficiency dividend procedures would be available. In the event that 1995 distributions were insufficient to distribute any such non-REIT earnings and profits, and the Company were unable to utilize the deficiency dividend procedures in the Treasury Regulations, the Company would fail to qualify as a REIT.

Failure to Qualify

If the Company fails to qualify as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless the Company is entitled to relief under specific statutory provisions, the Company also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limit on such income, the Service could conclude that the Company's failure to satisfy the tests was not due to reasonable cause.

Built-In Gain

To the extent the Company held any asset that has Built-In Gain as of the first day of the first taxable year for which the Company qualifies as a REIT, the Company may recognize a corporate level tax at the time it disposes of such asset. Pursuant to Section 337(d)(1) of the Code, Congress has authorized the Service to issue regulations to ensure that the repeal of the General Utilities doctrine is not circumvented through the use of investment vehicles like a REIT. In Notice 88-19, 1988-1 C.B. 486, the Service announced that it intends to promulgate regulations requiring a C corporation to recognize any net Built-In Gain that would have been realized if the corporation had liquidated at the end of the last taxable year before the taxable year in which it qualifies to be taxed as a REIT. However, in lieu of this immediate recognition rule, the regulations will permit a REIT to elect to be subject to rule similar to rules applicable to S corporations with built-in gains under Section 1374 of the Code. Section 1374 of the Code generally provides that a corporation with appreciated assets that elects S corporation status will recognize a corporate level tax on the built-in gain if the S corporation disposes of the appreciated assets within a ten-year period commencing on the date on which the S corporation election was made. The Company has represented that it will elect to have rules similar to the rules of Section 1374 of the Code apply to it. Accordingly, if the Company disposes of appreciated assets in a taxable transaction within a ten-year period commencing on the date the Company first qualifies as a REIT, the Company will be taxed at the corporate level on the Built-in Gain attributable to the disposed assets. For these purposes, the assets owned by the Company prior to the Formation Transactions will be appreciated assets. If these assets are disposed of within the ten-year recognition period, the Company will recognize a corporate level tax on the Built-In Gain attributable to the disposed assets. Accordingly, the disposition of assets acquired in the Formation Transactions will adversely affect a shareholder's investment in the Company. However, the Company may dispose of Property that is subject to the tax on Built-in Gain in a tax-free exchange of like-kind property pursuant to Section 1031 of the Code which will not trigger Built-In Gain. Moreover, the Company does not anticipate disposing of a substantial portion of its Built-In Gain assets, other than in a tax-free exchange, within the ten-year recognition period. The Company estimates that the amount of Built-In Gain with respect to the Properties is approximately $5,000,000 and the amount of the corporate level tax if such Built-In Gain was recognized would be approximately $1,750,000 at current tax rates. The amount of such Built-In Gain is based upon the Company's determination of fair value as of the first day of the first taxable year for which the Company qualified as a REIT which valuation could be challenged by the Service.


                           PLAN OF DISTRIBUTION

     The Company may sell Preferred Stock and Common Stock and the Operating Partnership may sell Debt Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through a combination of any such methods of sale. Direct sales to investors may also be accomplished through subscription rights distributed to the Company's shareholders on a pr rata basis, which may or may not be transferred. In connection with any distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or the Operating Partnership or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to and through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company or the Operating

Partnership and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company or the Operating Partnership will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Operating Partnership or the Company may elect to list any series of Debt Securities or Preferred Stock, respectively, on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of Debt Securities, or Preferred Stock.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of any underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If the underwriters create a short position in the Securities in connection with an offering, i.e., if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement, the underwriters may reduce that short position by purchasing Securities in the open market.

     The lead underwriters may also impose a penalty bid on certain other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor the Operating Partnership makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Securities. In addition, neither the Company nor the Operating Partnership makes any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     Under agreements into which the Company or the Operating Partnership may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company or the Operating Partnership against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company or the Operating Partnership in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Company Contracts") providing the payment and delivery on the date or dates stated in such Prospectus Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     If so indicated in the applicable Prospectus Supplement, the Operating Partnership will authorize underwriters or other persons acting as the Operating Partnership's agents to solicit offers by certain institutions to purchase Debt Securities from the Operating Partnership at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Operating Partnership Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Operating Partnership Contract will be for an amount no less than, and the aggregate principal amounts of Debt Securities sold pursuant to Operating Partnership Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to the approval of the Operating Partnership. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and
(ii) if the Debt Securities are being sold to underwriters, the Operating Partnership shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by the Operating Partnership Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                               LEGAL MATTERS

     Phillips, Lytle, Hitchcock, Blaine & Huber LLP Buffalo, New York, will pass upon certain legal matters for the Company. Phillips, Lytle, Hitchcock, Blaine & Huber has in the past represented and is presently representing the Company in certain other matters. Robert J. Attea, Chairman of the Board and Chief Executive Officer of the Company, is the brother of a partner of Phillips, Lytle, Hitchcock, Blaine & Huber LLP. Several partners of Phillips, Lytle, Hitchcock, Blaine & Huber LLP own shares of Common Stock.


                                  EXPERTS

     The financial statements and schedules thereto incorporated by reference in this Prospectus or elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Ernst & Young LLP, auditors, and are incorporated herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Operating Partnership or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                             TABLE OF CONTENTS

                                                                 Page

     Available Information
     Incorporation of Certain Documents by Reference
     Risk Factors
     The Company
     Use of Proceeds
     Ratios of Earnings to Fixed Charges
     Description of Debt Securities
     Description of Preferred Stock
     Description of Common Stock
     Restrictions on Transfers of Capital Stock
     Certain Federal Income Tax Considerations
     Plan of Distribution
     Legal Matters
     Experts

===========================================================================

                               $100,000,000

                         SOVRAN SELF STORAGE, INC.
                              Preferred Stock
                               Common Stock


                               $150,000,000

                            SOVRAN ACQUISITION
                            LIMITED PARTNERSHIP
                              Debt Securities




                                __________
                                PROSPECTUS







                             ________________





                                          , 1998


===========================================================================

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and Operating Partnership and are set forth in the following table (all amounts except the registration fee and NASD fee are estimated):

Registration fee. . . . . . . . . . . . . . . . . . . . . . . . . .$ 73,750
NASD fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 25,500
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .$ 50,000
Blue Sky expenses . . . . . . . . . . . . . . . . . . . . . . . . .$  5,000
Accounting fees and expenses. . . . . . . . . . . . . . . . . . . .$ 10,000
Printing fees and expenses. . . . . . . . . . . . . . . . . . . . .$100,000
Trust Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 10,000

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$279,000

Item 15.  Indemnification of Directors and Officers.

     The Company's officers and Directors are and will be indemnified under the Articles of Incorporation and Bylaws of the Company against certain liabilities. The Articles of Incorporation requires the Company to indemnify its Directors and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the Director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonestly or the Director or officer actually received an improper personal benefit or, in the case of any criminal proceeding, the Director or officer has reasonable cause to believe that the act or omission was unlawful. The By-laws of Sovran Holdings, Inc. ("Holdings"), a Delaware corporation and wholly-owned subsidiary of the Company and sole general partner of the Operating Partnership, contain similar provisions that are consistent with Delaware law.

     The Company has entered into indemnification agreements with each of its senior executive officers and Directors. The indemnification agreements require, among other matters, that the Company indemnify such officers and Directors to the fullest extent permitted by law and advance to such officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and may cover officers and Directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Directors and officers that indemnifications will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

     It is the position of the Commission that indemnification of directors and officers for liabilities under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

     As permitted by Maryland Law, the Articles of Incorporation provides that a Director or officer of the Company shall not be liable for money damages to the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated. The Certificate of Incorporation of Holdings contains similar provisions that are consistent with Delaware law.

Item 16.  Exhibits.

Exhibit No.                        Description

     3.1 Amended and Restated Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-11 of the Company, Registration
          No. 33-91422.)
     3.2 Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-11 of the Company, Registration No. 33-91422.)
     3.3 Agreement of Limited Partnership, as amended, of the Operating Partnership. (Incorporated by reference to Exhibit 3.1 of the General Form for Registration of Securities of the Operating Partnership on Form 10.)
     4.1  Indenture for Senior Debt Securities
     4.2  Form of Senior Debt Security.  (Included in Exhibit No. 4.1).
     4.3  Indenture for Subordinated Debt Securities
     4.4  Form of Subordinated Debt Security.  (Included in Exhibit
          No. 4.3)
     5.1 Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to the legality of the Securities being registered.
     8.1 Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to certain tax matters.
     12.1 Calculation of Ratios of Earnings to Fixed Charges.
     23.1 Consent of Ernst & Young LLP, Independent Accountants.
     23.2 Consent of Phillips, Lytle, Hitchcock, Blaine & Huber LLP. (Included in Exhibits 5.1 and 8.1 hereto.)
     24.1 Powers of Attorney.  (Included in Signature Page.)
     25.1 Statement of Eligibility and Qualification of Trustee

Item 17.  Undertakings.

     (a)  The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the respective registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under
Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant Sovran Acquisition Limited Partnership hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (e) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, New York on the 28th day of April, 1998.


                              SOVRAN SELF STORAGE, INC.


                              By:   /s/ Kenneth F. Myszka
                                        Kenneth F. Myszka, President


                              SOVRAN ACQUISITION LIMITED PARTNERSHIP


                              By: SOVRAN HOLDINGS, INC., as General Partner

                                  By:   /s/ Kenneth F. Myszka
                                            Kenneth F. Myszka, President


     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors, of Sovran Self Storage, Inc. (the "Company") and Sovran Holdings, Inc. ("Holdings"), in its capacity as general partner of Sovran Acquisition Limited Partnership, hereby severally constitute Kenneth F. Myszka and David L. Rogers, and each of them singly, are true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Capacity                 Date

/s/Robert J. Attea            Chairman of the          April 28, 1998
   Robert J. Attea            Board of Directors
                              and, Chief Executive
                              Officer of the Company;
                              Chairman of the Board
                              of Directors and
                              Chief Executive Officer
                              of Holdings

/s/Kenneth F. Myszka          President, Chief         April 28, 1998
   Kenneth F. Myszka          Operating Officer and
                              Director (Principal
                              Executive Officer) of
                              the Company; President,
                              Chief Operating
                              Officer and Director
                              ("Principal Executive
                              Officer) of Holdings


/s/David L. Rogers            Chief Financial Officer  April 28, 1998
   David L. Rogers            of the Company (Principal
                              Financial and Accounting
                              Officer); Chief Financial
                              Officer of Holdings
                              (Principal Financial and
                              Accounting Officer)


/s/John Burns                 Director of the Company; April 28, 1998
   John Burns                 Director of Holdings


/s/Michael A. Elia            Director of the Company; April 28, 1998
   Michael A. Elia            Director of Holdings


/s/Anthony P. Gammie          Director of the Company; April 28, 1998
   Anthony P. Gammie          Director of Holdings


/s/Charles E. Lannon          Director of the Company; April 28, 1998
   Charles E. Lannon          Director of Holdings

                               EXHIBIT INDEX

Exhibit No.                        Description                        Page

3.1 Amended and Restated Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-11 of the Company, Registration
          No. 33-91422.)

3.2 Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-11 of the Company, Registration No. 33-91422.)

3.3 Agreement of Limited Partnership, as amended, of the Operating Partnership. (Incorporated by reference to Exhibit 3.1 of the General Form for Registration of Securities of the Operating Partnership on Form 10.)

4.1       Indenture for Senior Debt Securities

4.2       Form of Senior Debt Security.  (Included in Exhibit No. 4.1).

4.3       Indenture for Subordinated Debt Securities

4.4       Form of Subordinated Debt Security.  (Included in Exhibit
          No. 4.3)

5.1 Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to the legality of the Securities being registered.

8.1 Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to certain tax matters.

12.1      Calculation of Ratios of Earnings to Fixed Charges.

23.1      Consent of Ernst & Young LLP, Independent Accountants.

23.2 Consent of Phillips, Lytle, Hitchcock, Blaine & Huber LLP. (Included in Exhibits 5.1 and 8.1 hereto.)

24.1      Powers of Attorney.  (Included in Signature Page.)

25.1      Statement of Eligibility and Qualification of Trustee

EXHIBIT 4.1

--------------------------------------------------------------------------


                           SOVRAN ACQUISITION LIMITED PARTNERSHIP


                                       TO


                             [___________________]

                                    Trustee


                              ____________________

                                   Indenture

                       Dated as of [______________,] 1998

                              ____________________

                             Senior Debt Securities




---------------------------------------------------------------------------

                           TABLE OF CONTENTS


                                                                 Page

RECITALS OF THE COMPANY.......................................... 1

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
              APPLICATION........................................ 1
  SECTION 101.  Definitions...................................... 1
  SECTION 102.  Compliance Certificates and Opinions.............12
  SECTION 103.  Form of Documents Delivered to Trustee...........12
  SECTION 104.  Acts of Holders..................................13
  SECTION 105.  Notices, etc., to Trustee and Company............15
  SECTION 106.  Notice to Holders: Waiver........................15
  SECTION 107.  Counterparts; Effect of Headings and Table of
                Contents.........................................16
  SECTION 108.  Successors and Assigns...........................16
  SECTION 109.  Severability Clause..............................17
  SECTION 110.  Benefits of Indenture............................17
  SECTION 111.  Governing Law....................................17
  SECTION 112.  Legal Holidays...................................17
  SECTION 113.  Immunity of Stockholders, Directors, Officers
                and Agents of the Company........................17
  SECTION 114.  Conflict with Trust Indenture Act................18

ARTICLE TWO - SECURITIES FORMS...................................18
  SECTION 201.  Forms of Securities..............................18
  SECTION 202.  Form of Trustee's Certificate of Authentication..18
  SECTION 203.  Securities Issuable in Global Form...............19

ARTICLE THREE - THE SECURITIES...................................20
  SECTION 301.  Amount Unlimited; Issuable in Series.............20
  SECTION 302.  Denominations....................................23
  SECTION 303.  Execution, Authentication, Delivery and
                Dating...........................................24
  SECTION 304.  Temporary Securities.............................26
  SECTION 305.  Registration, Registration of Transfer and
                Exchange.........................................29
  SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                Securities.......................................32
  SECTION 307.  Payment of Interest; Interest Rights Preserved...33
  SECTION 308.  Persons Deemed Owners............................36
  SECTION 309.  Cancellation.....................................36
  SECTION 310.  Computation of Interest..........................37

ARTICLE FOUR - SATISFACTION AND DISCHARGE........................37
  SECTION 401.  Satisfaction and Discharge of Indenture..........37
  SECTION 402.  Application of Trust Funds.......................38

ARTICLE FIVE - REMEDIES..........................................39
  SECTION 501.  Events of Default................................39
  SECTION 502.  Acceleration of Maturity; Rescission and
                Annulment........................................41
  SECTION 503.  Collection of Indebtedness and Suits for
                Enforcement by Trustee...........................42

                                                                Page

  SECTION 504.  Trustee May File Proofs of Claim.................42
  SECTION 505.  Trustee May Enforce Claims Without Possession
                of Securities or Coupons.........................43
  SECTION 506.  Application of Money Collected...................44
  SECTION 507.  Limitation on Suits..............................44
  SECTION 508. Unconditional Right of Holders to Receive Principal, Premium or Make-Whole Amount, if
                any, and Interest................................45
  SECTION 509.  Restoration of Rights and Remedies...............45
  SECTION 510.  Rights and Remedies Cumulative...................45
  SECTION 511.  Delay or Omission Not Waiver.....................45
  SECTION 512.  Control by Holders of Securities.................46
  SECTION 513.  Waiver of Past Defaults..........................46
  SECTION 514.  Waiver of Usury, Stay or Extension Laws..........46
  SECTION 515.  Undertaking for Costs............................47

ARTICLE SIX - THE TRUSTEE........................................47
  SECTION 601.  Notice of Defaults...............................47
  SECTION 602.  Certain Rights of Trustee........................47
  SECTION 603.  Not Responsible for Recitals or Issuance of
                Securities.......................................49
  SECTION 604.  May Hold Securities..............................49
  SECTION 605.  Money Held in Trust..............................49
  SECTION 606.  Compensation and Reimbursement...................50
  SECTION 607.  Corporate Trustee Required; Eligibility;
                Conflicting Interests............................50
  SECTION 608.  Resignation and Removal; Appointment of
                Successor........................................51
  SECTION 609.  Acceptance of Appointment by Successor...........52
  SECTION 610.  Merger, Conversion, Consolidation or Succession
                to Business......................................53
  SECTION 611.  Appointment of Authenticating Agent..............54
  SECTION 612.  Certain Duties and Responsibilities of the
                Trustee..........................................55

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND
                COMPANY..........................................57
  SECTION 701.  Disclosure of Names and Addresses of Holders.....57
  SECTION 702.  Reports by Trustee...............................57
  SECTION 703.  Reports by Company...............................57
  SECTION 704.  Company to Furnish Trustee Names and Addresses
                of Holders.......................................58

ARTICLE EIGHT - CONSOLIDATION, MERGER, SALE, LEASE OR
                CONVEYANCE.......................................58
  SECTION 801.  Consolidations and Mergers of Company and
                Sales, Leases and Conveyances Permitted
                Subject to Certain Conditions....................58
  SECTION 802.  Rights and Duties of Successor Corporation.......59
  SECTION 803.  Officers' Certificate and Opinion of Counsel.....59

ARTICLE NINE - SUPPLEMENTAL INDENTURES...........................59
  SECTION 901.  Supplemental Indentures Without Consent of
                Holders..........................................59

                                                               Page

  SECTION 902.  Supplemental Indentures with Consent of
                Holders..........................................61
  SECTION 903.  Execution of Supplemental Indentures.............62
  SECTION 904.  Effect of Supplemental Indentures................62
  SECTION 905.  Conformity with Trust Indenture Act..............62
  SECTION 906.  Reference in Securities to Supplemental
                Indentures.......................................62

ARTICLE TEN - COVENANTS..........................................63
  SECTION 1001. Payment of Principal, Premium or Make-Whole
                amount, if any; and Interest.....................63
  SECTION 1002. Maintenance of Office or Agency..................63
  SECTION 1003. Money for Securities Payments to Be Held in
                Trust............................................65
  SECTION 1004. Existence........................................66
  SECTION 1005. Maintenance of Properties........................66
  SECTION 1006. Insurance........................................67
  SECTION 1007. Payment of Taxes and Other Claims................67
  SECTION 1008. Statement as to Compliance.......................67
  SECTION 1009. Waiver of Certain Covenants......................67

ARTICLE ELEVEN - REDEMPTION OF SECURITIES........................67
  SECTION 1101. Applicability of Article.........................67
  SECTION 1102. Election to Redeem; Notice to Trustee............68
  SECTION 1103. Selection by Trustee of Securities to Be
                Redeemed.........................................68
  SECTION 1104. Notice of Redemption.............................68
  SECTION 1105. Deposit of Redemption Price......................70
  SECTION 1106. Securities Payable on Redemption Date............70
  SECTION 1107. Securities Redeemed in Part......................71

ARTICLE TWELVE - SINKING FUNDS...................................71
  SECTION 1201. Applicability of Article.........................71
  SECTION 1202. Satisfaction of Sinking Fund Payments with
                Securities.......................................72
  SECTION 1203. Redemption of Securities for Sinking Fund........72

ARTICLE THIRTEEN - REPAYMENT AT THE OPTION OF HOLDERS............72
  SECTION 1301. Applicability of Article.........................72
  SECTION 1302. Repayment of Securities..........................73
  SECTION 1303. Exercise of Option...............................73
  SECTION 1304. When Securities Presented for Repayment
                Become Due and Payable...........................74
  SECTION 1305. Securities Repaid in Part........................75

ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE............75
  SECTION 1401. Applicability of Article:  Company's Option
                to Effect Defeasance or Covenant Defeasance......75
  SECTION 1402. Defeasance and Discharge.........................75
  SECTION 1403. Covenant Defeasance..............................76
  SECTION 1404. Conditions to Defeasance or Covenant Defeasance..76
  SECTION 1405. Deposited Money and Government Obligations
                to Be Held in Trust; Other Miscellaneous
                Provisions.......................................78

                                                               Page

ARTICLE FIFTEEN - MEETINGS OF HOLDERS OF SECURITIES..............79
  SECTION 1501. Purposes for Which Meetings May Be Called........79
  SECTION 1502. Call, Notice and Place of Meetings...............79
  SECTION 1503. Persons Entitled to Vote at Meetings.............80
  SECTION 1504. Quorum; Action...................................80
  SECTION 1505. Determination of Voting Rights; Conduct and
                Adjournment of Meetings..........................81
  SECTION 1506. Counting Votes and Recording Action of Meetings..82

SIGNATURES AND SEALS.............................................83

ACKNOWLEDGMENT...................................................84

EXHIBIT A

  FORM OF REDEEMABLE OR NON-REDEEMABLE SENIOR SECURITY...........A-1

EXHIBIT B

  FORMS OF CERTIFICATION.........................................B-1

                           SOVRAN ACQUISITION LIMITED PARTNERSHIP


      Reconciliation and tie between Trust Indenture Act of 1939 (the "Trust Indenture Act" or "TIA") and Indenture, dated as of [________________,] 1998.

         Trust Indenture
           Act Section                     Indenture Section
         ---------------                   -----------------

          (S) 310(a)(1)......................       607
                 (a)(2)......................       607
                    (b)......................  607, 608
             (S) 312(c)......................       701
             (S) 313(a)......................       702
                    (c)......................       702
             (S) 314(a)......................       703
                 (a)(4)......................      1009
                 (c)(1)......................       102
                 (c)(2)......................       102
                    (e)......................       102
             (S) 315(b)......................       601
             (S) 316(a) (last sentence)......       101  ("Outstanding")
              (a)(1)(A)......................  502, 512
              (a)(1)(B)......................       513
                    (b)......................       508
          (S) 317(a)(1)......................       503
                 (a)(2)......................       504
             (S) 318(a)......................       111
                    (c)......................       111

_______________


NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

      Attention should also be directed to TIA Section 318(c), which provides that the provisions of TIA Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

     INDENTURE, dated as of [_________________,] 1996, between SOVRAN ACQUISITION LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 5166 Main Street, Williamsville, New York 14221, and [___________________], a banking association organized under the laws of the _____________________________ as Trustee hereunder (hereinafter called the "Trustee"), having a Corporate Trust Office at _________________________].

                            RECITALS OF THE COMPANY

     The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the "Securities") evidencing its unsecured and senior indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more Series as provided in this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


           ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                APPLICATION

     SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

        (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

        (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

        (4) the words "herein," "hereof "and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act," when used with respect to any Holder, has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 611 hereof to act on behalf of the Trustee to authenticate Securities.

     "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "Bankruptcy Law" has the meaning specified in Section 501.

     "Bearer Security" means any Security established pursuant to Section 201 which is payable to bearer.

     "Board of Directors" means the board of directors of the Company's General Partner any committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company's General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities issued pursuant to Section 301, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

     "Capital Stock" of any Person means any and all shares, interests, participations, rights to purchase, warrants, options or other equivalents (however designated) of corporate stock or other equity of such Person.

     "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Common Stock" means, with respect to any Person, all shares of capital stock issued by such Person other than Preferred Stock.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the General Partner's Chairman of the Board, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the General Partner, and delivered to the Trustee.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such a redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of all Reference Treasury Dealer Quotations for such redemption date.

     "Consolidated Net Assets" means as of any particular time the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles and practices as in effect on [_____________] [the date of the Senior Indenture].

     "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at [______________________________].

     "corporation" includes corporations, associations, companies and business trusts.

     "coupon" means any interest coupon appertaining to a Bearer Security.

     "Custodian" has the meaning specified in Section 501.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor as operator of the Euroclear System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

     "Event of Default" has the meaning specified in Article Five.

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     "GAAP" means, except as otherwise provided herein, generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

     "General Partner" means Sovran Holdings, Inc., a Delaware corporation and general partner of the Company, or any successor general partner.

     "Global Security" means a Security evidencing all or a part of a series of Securities issued to and registered in the name of the depository for such series, or its nominee, in accordance with Section 305, and bearing the legend prescribed in Section 203.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     "Guaranty" by any Person means any Obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, every Obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that a Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing.

     "Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

     "Indebtedness" means, with respect to any Person, without duplication,
(i) any Obligation of such Person relating to any indebtedness of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof),
(B) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such Person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such Person, (C) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (D) with respect to letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (E) for the payment of money relating to a Capitalized Lease Obligation or (F) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of others of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

     "Indenture" means this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

     "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Make-Whole Amount," when used with respect to any Security, means the amount, if any, in addition to principal which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 301, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Obligation" of any Person with respect to any specified Indebtedness means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such Proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to such Indebtedness.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be satisfactory to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

     (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause
(i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the

Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities or coupons on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment," when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

     "Preferred Stock" means, with respect to any Person, all capital stock issued by such Person that are entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person's assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

     "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Treasury Dealer" means each of [_________________], and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    "Registered Security" shall mean any Security which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

     "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

     "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Security" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

     "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Company pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

    "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "United States Person" means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

     SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1008) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the appropriate depository's records shall be dispositive for purposes of this Indenture.

     (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

     (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [__________________________]; or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer (with a copy to the Company's General Counsel), or

          (3) either the Trustee or the Company, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number [_________________]; and if to the Company at facsimile number (415) 391-6259.

    SECTION 106. Notice to Holders: Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

    If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

    Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

    If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

    Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

    SECTION 107. Counterparts; Effect of Headings and Table of Contents. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 109. Severability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

    SECTION 111. Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

    SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security or the last date on which a Holder has the right to exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or principal (and premium or Make-Whole Amount, if any) or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, or on such last day for exchange, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

    SECTION 113. Immunity of Stockholders, Directors, Officers and Agents of the Company. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

    SECTION 114. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


                         ARTICLE TWO - SECURITIES FORMS

    SECTION 201. Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

    Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

    The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

    SECTION 202. Form of Trustee's Certificate of Authentication. Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            [                   ]
                                             -------------------
                                              as Trustee


Dated:                                      By:
       --------------                          ----------------------------
                                                 Authorized Signatory

     SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in the form of one or more Global Securities, then, notwithstanding clause (8) of Section 301 and the provisions of
Section 302, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable,
Section 304, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

     Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium or Make-Whole Amount, if any, and interest on any Global Security in permanent global form shall be made to the registered Holder thereof.

     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or CEDEL.

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

          "This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the

          Depository or another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee."


                         ARTICLE THREE - THE SECURITIES

     SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) The title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

          (2) Any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or
1305);

          (3) The price (expressed as a percentage of the principal amount thereof) at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

          (4) The date or dates, or the method for determining such date or dates, on which the principal of such Securities will be payable;

          (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Securities will bear interest, if any;

          (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (7) The place or places where the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities will be payable, where such Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

          (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such

Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

          (9) The obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (10) If other than Dollars, the currency or currencies in which such Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, the manner of determining the equivalent thereof in Dollars for purposes of the definition of "Outstanding" in Section 101, and the terms and conditions relating thereto;

          (11) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (12) Whether the principal of (and premium or Make-Whole Amount, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

          (13) Provisions, if any, granting special rights to the holders of Securities of the series upon the occurrence of such events as may be specified;

          (14) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

          (15) Whether and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment;

          (16) Whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

          (17) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (18) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided herein;

          (19) The applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen hereof to the Securities of the series;

          (20) If the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions; and

          (21) Any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

     If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

     SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by
Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

     SECTION 303. Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or CEDEL, as the case may be, in the form set forth in Exhibit B-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to
Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture.
If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

     If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

     (i) an Opinion of Counsel stating that

          (a) the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

          (b) the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

          (c) such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to general equitable principles; and

     (ii) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

     Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

     No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 304.  Temporary Securities.

     (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

     Except in the case of temporary Global Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     (b) Unless otherwise provided in or pursuant to a Board Resolution, the following provisions of this Section 304(b) shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company. If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the "Common Depository"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

     Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depository to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depository, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 303.

     Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the

Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

     Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit B-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

     SECTION 305.  Registration, Registration of Transfer and Exchange.
The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

     Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

     Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by
Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

     If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by
Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in
Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record

Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depository for any permanent Global Security is The Depository Trust Company ("DTC"), then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the applicable Global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such Global Security or Securities. If (x) a successor depository for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility,
(y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such Global Security or Securities advise DTC to cease acting as depository for such Global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, then the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by
Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the

Company's agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

     The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and
(B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or
(iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be erroneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

      SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

     Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium or Make-Whole Amount, if any), and any interest on, Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

      SECTION 307. Payment of Interest; Interest Rights Preserved. Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

     Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

     Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered

Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such

Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium or Make-Whole Amount, if any), and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

     Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No Holder of any beneficial interest in any Global Security held on its behalf by a depository shall have any rights under this Indenture with respect to such Global Security and such depository shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the
owner of such Global Security for all purposes whatsoever.   None of the
Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Security or impair, as between such depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Security.

      SECTION 309. Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless the Trustee is otherwise directed by a Company Order.

      SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


                   ARTICLE FOUR - SATISFACTION AND DISCHARGE

      SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)  either

          (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B) all Securities of such series and, in the case of (i) or
     (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

      SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any), and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                            ARTICLE FIVE - REMEDIES

      SECTION 501. Events of Default. "Event of Default," wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Security of that series or of any coupon appertaining thereto, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or

               (C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

          (8) any other Event of Default provided with respect to Securities of that series.

As used in this Section 501, the term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

      SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if Securities of that Series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):

               (A) all overdue installments of interest on all Outstanding Securities of that series and any related coupons,

               (B) the principal of (and premium or Make-Whole Amount, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium or Make-Whole Amount, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

          (1) default is made in the payment of any installment of interest on any Security of any series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, with interest upon any overdue principal (and premium or Make-Whole Amount, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or Make-Whole Amount, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium or Make-Whole Amount, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

      SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

      SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, respectively; and

          THIRD:  To the payment of the remainder, if any, to the Company.

      SECTION 507. Limitation on Suits. No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

      SECTION 508. Unconditional Right of Holders to Receive Principal, Premium or Make-Whole Amount, if any, and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Sections 305 and 307) interest on such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

     SECTION 512. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

      SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series or any related coupons, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 514. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 515. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


                           ARTICLE SIX - THE TRUSTEE

      SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

      SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

      SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

      SECTION 604. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

      SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 606.  Compensation and Reimbursement.  The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium or Make-Whole Amount, if any) or interest on particular Securities or any coupons.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

      SECTION 608.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

      SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates,
(2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 609, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

      SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating

Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

      If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            [___________________]
                                               as Trustee

Dated:                                       By:
       -----------------                        ---------------------------
                                              as Authenticating Agent


Dated:                                       By:
       -----------------                        ---------------------------
                                              Authorized Signatory

      SECTION 612.  Certain Duties and Responsibilities of the Trustee.

      (a) With respect to the Securities of any series, except during the continuance of an Event of Default with respect to the Securities of such series:

           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

      (b) In case an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall, with respect to Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

           (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

           (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 612.

     ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA
Section 312(b).

      SECTION 702. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on [_________________], 1996. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

      SECTION 703.  Reports by Company.  The Company will:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

      SECTION 704. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

           (a) semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

           (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.


     ARTICLE EIGHT - CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

      SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

      SECTION 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the

Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

      SECTION 803. Officers' Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


                  ARTICLE NINE - SUPPLEMENTAL INDENTURES

      SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

               (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

               (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

               (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or premium or Make-Whole Amount, if any, or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

               (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

               (6)  to secure the Securities; or

               (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

               (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

               (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

     SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (1) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium or Make-Whole Amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or Make-Whole Amount or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

               (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

               (3) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902 and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 609(b) and 901(11).

     It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     SECTION 903. Execution of Supplemental Indentures. In executing, or excepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this

Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                            ARTICLE TEN - COVENANTS

      SECTION 1001. Payment of Principal, Premium or Make-Whole Amount, if any; and Interest. The Company covenants and agrees for the benefit of the holders of each series of Securities that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

      SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain: (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to
Section 301, no payment of principal, premium or Make-Whole Amount or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium or Make-Whole Amount and interest on any Bearer Security shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or Make-Whole Amount, or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to
Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

     SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest on any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or Make-Whole Amount, if any, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium or Make-Whole Amount, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium or Make-Whole Amount, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium or Make-Whole Amount, if any) or interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium or Make-Whole Amount, if any) or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by articles of incorporation, by-laws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

    SECTION 1005. Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

      SECTION 1006. Insurance. The Company will cause each of its and its Subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility.

      SECTION 1007. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1008. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     SECTION 1009. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                   ARTICLE ELEVEN - REDEMPTION OF SECURITIES

      SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

      SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in
Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

      SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

      The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

      Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

      All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any,

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

          (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) that the redemption is for a sinking fund, if such is the case,

          (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

          (10)  the CUSIP number of such Security, if any.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      SECTION 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

      SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

      If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

      SECTION 1107. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the depository, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.


                         ARTICLE TWELVE - SINKING FUNDS

      SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
Section 301 for Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

      SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

      SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


             ARTICLE THIRTEEN - REPAYMENT AT THE OPTION OF HOLDERS

      SECTION 1301. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

      SECTION 1302. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

      SECTION 1303. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

      SECTION 1304. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

      If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any

Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

      If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

     SECTION 1305. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


          ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401. Applicability of Article: Company's Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

     SECTION 1402. Defeasance and Discharge. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due,
(B) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 1403 with respect to such Securities and any coupons appertaining thereto.

     SECTION 1403. Covenant Defeasance. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1009, inclusive, and, if specified pursuant to
Section 301, its obligations under any other covenant contained herein or in any indenture supplemental hereto, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1009, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

     SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or
(2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

              (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

              (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

              (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

              (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

              (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

              (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

     SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to
Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium or Make-Whole Amount, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Security pursuant to
Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a

Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

     Anything in this Article to the contrary notwithstanding, subject to
Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.


              ARTICLE FIFTEEN - MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

     SECTION 1502. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

              (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

      Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at such meeting; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

     Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

          (i) there shall be no minimum quorum requirement for such meeting; and

          (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

     SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

         (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

     SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                              SIGNATURES AND SEALS

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                  SOVRAN ACQUISITION LIMITED PARTNERSHIP

                                  By: Sovran Holdings, Inc.,
                                        General Partner


                                  By:
                                     ---------------------------------
                                     [________________]
                                     [________________]

                                  Attest:


                                  ------------------------------------
                                  Title:




                                  [___________________],
                                  as Trustee


                                   By:
                                      -------------------------------
                                      Title:


                                   Attest:


                                   --------------------------
                                   Title:

                                ACKNOWLEDGMENT

STATE OF [____________________])
                               ) ss:
COUNTY OF                      )


On the [_______________________] 1998, before me personally came
[_________________], to me known, who, being by me duly sworn, did depose and say that he is the [__________________] of Sovran Holdings, Inc., one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]


--------------------------------
Notary Public
Commission Expires



STATE OF [________________])
                           ) ss:
COUNTY OF                  )


On the [____________________________] 1998, before me personally came
_________________, to me known, who, being by me duly sworn, did depose and say that he/she is a ______________ of [___________________], one of the
parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]


--------------------------------
Notary Public
Commission Expires

                                 EXHIBIT A

             FORM OF REDEEMABLE OR NON-REDEEMABLE SENIOR SECURITY

                              [Face of Security]

[If the Holder of this Security (as indicated below) is The Depository Trust Company ("DTC") or a nominee of DTC, this Security is a Global Security and the following two legends apply:

Unless this Security is presented by an authorized representative of The Depository Trust Company ("DTC"), 55 Water Street, New York, New York to the issuer or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this Security is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.]

[If this Security is an Original Issue Discount Security, insert -- FOR PURPOSES OF SECTION 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS _____________, 19__ [AND] THE YIELD TO MATURITY IS _____%. [THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF __________, 19__ TO _________, 19__, IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]


                  SOVRAN ACQUISITION LIMITED PARTNERSHIP
                          [Designation of Series]

No. ______                                                    $________

SOVRAN ACQUISITION LIMITED PARTNERSHIP, a Delaware Limited Partnership (herein referred to as the "Company," which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________ or registered assigns the principal sum of _______ Dollars on _____________________ (the "Stated Maturity Date") [or insert date fixed for earlier redemption (the "Redemption Date," and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date.")]

[If the Security is to bear interest prior to Maturity, insert -- and to pay interest thereon from ______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and _________ in each year (each, an "Interest Payment Date"), commencing __________, at the rate of __% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment

Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

The principal of this Security payable on the Stated Maturity Date [or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date] will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in ___________________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ____________, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be.] If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such

Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be.] "Business Day" means any day, other than a Saturday or Sunday, on which banks in __________________ are not required or authorized by law or executive order to close.

[If this Security is a Global Security, insert -- All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: ______________________           SOVRAN ACQUISITION LIMITED
                                          PARTNERSHIP

                                        By: Sovran Holdings, Inc.,
                                              General Partner


                                        By:______________________________

Attest:


_______________________
Secretary

                           [Reverse of Security]

                  SOVRAN ACQUISITION LIMITED PARTNERSHIP


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _____________, 199_ (herein called the "Indenture") between the Company and _________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), [if applicable, insert -- and the aggregate principal amount of the Securities to be issued under such series is limited to $______ (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).] All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If applicable, insert -- The Securities may not be redeemed prior to the Stated Maturity Date.]

[If applicable, insert -- The Securities are subject to redemption [ (l) (If applicable, insert -- on _________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2) ] [If applicable, insert -- at any time [on or after ___________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed on or before _______, __% and if redeemed during the 12-month period beginning _______ of the years indicated at the Redemption Prices indicated below.

     Year         Redemption Price          Year       Redemption Price
     ----         ----------------          ----       ----------------

and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If applicable, insert -- The Securities are subject to redemption (1) on _______ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _______], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ________ of the years indicated,

                 Redemption Price for           Redemption Price for
                 Redemption Through             Redemption Otherwise
                 Operation of the               Than Through Operation
Year             Sinking Fund                   of the Sinking Fund
----             ------------                   -------------------


and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to _______, redeem any Securities as contemplated by [Clause
(2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than __% per annum.]

      [If applicable, insert -- The sinking fund for the Securities provides for the redemption on _______ in each year, beginning with the year ____ and ending with the year ____, of [not less than] $_______] [("mandatory sinking fund") and not more than $_______] aggregate principal amount of the Securities. [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

      Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     The Securities of this series are issuable only in registered form [without coupons] in denominations of $_______ and any integral multiple thereof.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith,

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of [the State of New York] applicable to agreements made and to be performed entirely in such State.

                                 EXHIBIT B

                          FORMS OF CERTIFICATION



                                EXHIBIT B-1

            FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
             TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                    PAYABLE PRIOR TO THE EXCHANGE DATE

                                CERTIFICATE


          [Insert title or sufficient description of Securities to be delivered]

          This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Sovran Acquisition Limited Partnership or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause
(iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to [U.S.$] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ________, ____

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or
(ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                                 [Name of Person Making Certification]


                                 ------------------------------------
                                 (Authorized Signature)
                                 Name:
                                 Title:

                                EXHIBIT B-2

               FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
             AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
              A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
            OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                CERTIFICATE


          [Insert title or sufficient description of Securities to be delivered]

          This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Sovran Acquisition Limited Partnership or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "Possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and
(ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such

Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ____________  _____

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]


                            [Morgan Guaranty Trust Company of New York,
                            Brussels Office,] as Operator of the Euroclear System [CEDEL S.A.]


                            By:
                               --------------------------------------

                                                     EXHIBIT 4.3


---------------------------------------------------------------------------

                  SOVRAN ACQUISITION LIMITED PARTNERSHIP


                                    TO


                           [                   ]

                                  Trustee

                      ------------------------------

                                 Indenture

                    Dated as of [______________,] 1998


                      ------------------------------

                       Subordinated Debt Securities



---------------------------------------------------------------------------

                             TABLE OF CONTENTS

                                                                       Page

RECITALS OF THE COMPANY................................................. 1

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION............................................................. 1
   SECTION 101.  Definitions............................................ 1
   SECTION 102.  Compliance Certificates and Opinions...................12
   SECTION 103.  Form of Documents Delivered to Trustee.................13
   SECTION 104.  Acts of Holders........................................13
   SECTION 105.  Notices, etc., to Trustee and Company..................15
   SECTION 106.  Notice to Holders: Waiver..............................16
   SECTION 107.  Counterparts; Effect of Headings and Table of
                 Contents...............................................17
   SECTION 108.  Successors and Assigns.................................17
   SECTION 109.  Severability Clause....................................17
   SECTION 110.  Benefits of Indenture..................................17
   SECTION 111.  Governing Law..........................................17
   SECTION 112.  Legal Holidays.........................................17
   SECTION 113.  Immunity of Stockholders, Directors, Officers and
                  Agents of the Company.................................18
   SECTION 114.  Conflict with Trust Indenture Act......................18

ARTICLE TWO - SECURITIES FORMS..........................................18
   SECTION 201.  Forms of Securities....................................18
   SECTION 202.  Form of Trustee's Certificate of Authentication........18
   SECTION 203.  Securities Issuable in Global Form.....................19

ARTICLE THREE - THE SECURITIES..........................................20
   SECTION 301.  Amount Unlimited; Issuable in Series...................20
   SECTION 302.  Denominations..........................................24
   SECTION 303.  Execution, Authentication, Delivery and Dating.........24
   SECTION 304.  Temporary Securities...................................26
   SECTION 305.  Registration, Registration of Transfer and Exchange....29
   SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.......32
   SECTION 307.  Payment of Interest; Interest Rights Preserved.........33
   SECTION 308.  Persons Deemed Owners..................................35
   SECTION 309.  Cancellation...........................................36
   SECTION 310.  Computation of Interest................................37

ARTICLE FOUR - SATISFACTION AND DISCHARGE...............................37
   SECTION 401.  Satisfaction and Discharge of Indenture................37
   SECTION 402.  Application of Trust Funds.............................38

ARTICLE FIVE - REMEDIES.................................................39
   SECTION 501.  Events of Default......................................39
   SECTION 502.  Acceleration of Maturity; Rescission and Annulment.....40
   SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                 by Trustee.............................................41
   SECTION 504.  Trustee May File Proofs of Claim.......................42
   SECTION 505.  Trustee May Enforce Claims Without Possession of
                 Securities or Coupons..................................43
   SECTION 506.  Application of Money Collected.........................43
   SECTION 507.  Limitation on Suits....................................44

                                                                      Page

   SECTION 508.  Unconditional Right of Holders to Receive Principal,
                 Premium or Make-Whole Amount, if any, and Interest.....44
   SECTION 509.  Restoration of Rights and Remedies.....................45
   SECTION 510.  Rights and Remedies Cumulative.........................45
   SECTION 511.  Delay or Omission Not Waiver...........................45
   SECTION 512.  Control by Holders of Securities.......................45
   SECTION 513.  Waiver of Past Defaults................................46
   SECTION 514.  Waiver of Usury, Stay or Extension Laws................46
   SECTION 515.  Undertaking for Costs..................................46

ARTICLE SIX - THE TRUSTEE...............................................47
   SECTION 601.  Notice of Defaults.....................................47
   SECTION 602.  Certain Rights of Trustee..............................47
   SECTION 603.  Not Responsible for Recitals or Issuance of
                 Securities.............................................49
   SECTION 604.  May Hold Securities....................................49
   SECTION 605.  Money Held in Trust....................................49
   SECTION 606.  Compensation and Reimbursement.........................49
   SECTION 607.  Corporate Trustee Required; Eligibility; Conflicting
                 Interests..............................................50
   SECTION 608.  Resignation and Removal; Appointment of Successor......50
   SECTION 609.  Acceptance of Appointment by Successor.................52
   SECTION 610.  Merger, Conversion, Consolidation or Succession to
                 Business...............................................53
   SECTION 611.  Appointment of Authenticating Agent....................53
   SECTION 612.  Certain Duties and Responsibilities of the Trustee.....55

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.......56
   SECTION 701.  Disclosure of Names and Addresses of Holders...........56
   SECTION 702.  Reports by Trustee.....................................56
   SECTION 703.  Reports by Company.....................................57
   SECTION 704.  Company to Furnish Trustee Names and Addresses
                 of Holders.............................................57

ARTICLE EIGHT - CONSOLIDATION, MERGER, SALE, LEASE OR
          CONVEYANCE....................................................58
   SECTION 801.  Consolidations and Mergers of Company and Sales,
                 Leases and Conveyances Permitted Subject to Certain
                 Conditions.............................................58
   SECTION 802.  Rights and Duties of Successor Corporation.............58
   SECTION 803.  Officers' Certificate and Opinion of Counsel...........58

ARTICLE NINE - SUPPLEMENTAL INDENTURES..................................59
   SECTION 901.  Supplemental Indentures Without Consent of Holders.....59
   SECTION 902.  Supplemental Indentures with Consent of Holders........60
   SECTION 903.  Execution of Supplemental Indentures...................62
   SECTION 904.  Effect of Supplemental Indentures......................62
   SECTION 905.  Conformity with Trust Indenture Act....................62
   SECTION 906.  Reference in Securities to Supplemental Indentures.....62

ARTICLE TEN - COVENANTS.................................................62
   SECTION 1001. Payment of Principal, Premium or Make-Whole Amount,
                 if any; and Interest...................................62
   SECTION 1002. Maintenance of Office or  Agency.......................63

                                                                      Page

   SECTION 1003. Money for Securities Payments to Be Held in Trust......64
   SECTION 1004. Existence..............................................66
   SECTION 1005. Maintenance of Properties..............................66
   SECTION 1006. Insurance..............................................66
   SECTION 1007. Payment of Taxes and Other Claims......................66
   SECTION 1008. Statement as to Compliance.............................66
   SECTION 1009. Waiver of Certain Covenants............................67

ARTICLE ELEVEN - REDEMPTION OF SECURITIES...............................67
   SECTION 1101. Applicability of Article...............................67
   SECTION 1102. Election to Redeem; Notice to Trustee..................67
   SECTION 1103. Selection by Trustee of Securities to Be Redeemed......67
   SECTION 1104. Notice of Redemption...................................68
   SECTION 1105. Deposit of Redemption Price............................69
   SECTION 1106. Securities Payable on Redemption Date..................70
   SECTION 1107. Securities Redeemed in Part............................70

ARTICLE TWELVE - SINKING FUNDS..........................................71
   SECTION 1201. Applicability of Article...............................71
   SECTION 1202. Satisfaction of Sinking Fund Payments with Securities..71
   SECTION 1203. Redemption of Securities for Sinking Fund..............71

ARTICLE THIRTEEN - REPAYMENT AT THE OPTION OF HOLDERS...................72
   SECTION 1301. Applicability of Article...............................72
   SECTION 1302. Repayment of Securities................................72
   SECTION 1303. Exercise...............................................72
   SECTION 1304. When Securities Presented for Repayment Become Due
                 and Payable............................................73
   SECTION 1305. Securities Repaid in Part..............................74

ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE...................74
   SECTION 1401. Applicability of Article: Company's Option to Effect
                 Defeasance or Covenant Defeasance......................74
   SECTION 1402. Defeasance and Discharge...............................75
   SECTION 1403. Covenant Defeasance....................................75
   SECTION 1404. Conditions to Defeasance or Covenant Defeasance........76
   SECTION 1405. Deposited Money and Government Obligations to Be Held
                 in Trust; Other Miscellaneous Provisions...............77

ARTICLE FIFTEEN - MEETINGS OF HOLDERS OF SECURITIES.....................78
   SECTION 1501. Purposes for Which Meetings May Be Called..............78
   SECTION 1502. Call, Notice and Place of Meetings.....................79
   SECTION 1503. Persons Entitled to Vote at Meetings...................79
   SECTION 1504. Quorum; Action.........................................79
   SECTION 1505. Determination of Voting Rights; Conduct and
                 Adjournment of Meetings................................80
   SECTION 1506. Counting Votes and Recording Action of Meetings........81

ARTICLE SIXTEEN - SUBORDINATION OF SECURITIES...........................82
   SECTION 1601. Agreement to Subordinate...............................82
   SECTION 1602. Payment Over of Proceeds upon Dissolution, Etc.........82
   SECTION 1603. No Payment When Senior Indebtedness in Default.........83
   SECTION 1604. Reliance by Senior Indebtedness on Subordination
                 Provisions.............................................84

                                                                      Page

   SECTION 1605. Subrogation to Rights of Holders of Senior
                 Indebtedness...........................................85
   SECTION 1606. Provisions Solely to Define Relative Rights............85
   SECTION 1607. Trustee to Effectuate Subordination....................85
   SECTION 1608. No Waiver of Subordination Provisions..................86
   SECTION 1609. Notice to Trustee......................................86
   SECTION 1610. Reliance on Judicial Order or Certificate of
                 Liquidating Agent......................................87
   SECTION 1611. Trustee Not Fiduciary for Holders of Senior
                 Indebtedness...........................................88
   SECTION 1612. Rights of Trustee as Holder of Senior Indebtedness;
                 Preservation of Trustee's Rights.......................88
   SECTION 1613. Article Applicable to Paying Agents....................88

ARTICLE SEVENTEEN - CONVERSION OF SECURITIES............................88
   SECTION 1701. Applicability of Article; Conversion Privilege and
                 Conversion Price.......................................88
   SECTION 1702. Exercise of Conversion Privilege.......................89
   SECTION 1703. Fractions of Shares....................................90
   SECTION 1704. Adjustment of Conversion Price.........................91
   SECTION 1705. Notice of Adjustments of Conversion Price..............95
   SECTION 1706. Notice of Certain Corporate Action.....................95
   SECTION 1707. Company to Reserve Common Stock........................96
   SECTION 1708. Taxes on Conversion....................................96
   SECTION 1709. Covenants as to Common Stock...........................96
   SECTION 1710. Cancellation of Converted Securities...................96
   SECTION 1711. Provisions in Case of Consolidation, Merger or Sale
                 of Assets; Special Distribution........................97
   SECTION 1712. Trustee Adjustment Disclaimer; Company Determination
                 Final..................................................98
   SECTION 1713. When No Adjustment Required............................99
   SECTION 1714. Equivalent Adjustments.................................99

SIGNATURES AND SEALS....................................................100

ACKNOWLEDGMENT..........................................................101

EXHIBIT A

      FORM OF REDEEMABLE OR NON-REDEEMABLE SUBORDINATED SECURITY........A-1

EXHIBIT B

      FORMS OF CERTIFICATION............................................B-1

                  SOVRAN ACQUISITION LIMITED PARTNERSHIP


      Reconciliation and tie between Trust Indenture Act of 1939 (the "Trust Indenture Act" or "TIA") and Indenture, dated as of [________________,] 1998.

 Trust Indenture
   Act Section                                 Indenture Section
-----------------                              -----------------
  (S) 310(a)(1) .............................         607
         (a)(2) .............................         607
            (b) .............................    607, 608
     (S) 312(c) .............................         701
     (S) 313(a) .............................         702
            (c) .............................         702
     (S) 314(a) .............................         703
         (a)(4) .............................        1009
         (c)(1) .............................         102
         (c)(2) .............................         102
            (e) .............................         102
     (S) 315(b) .............................         601
     (S) 316(a) (last sentence)..............         101  ("Outstanding")
      (a)(1)(A) .............................    502, 512
      (a)(1)(B) .............................         513
            (b) .............................         508
  (S) 317(a)(1) .............................         503
         (a)(2) .............................         504
     (S) 318(a) .............................         111
            (c) .............................         111


---------------


NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

      Attention should also be directed to TIA Section 318(c), which provides that the provisions of TIA Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

     INDENTURE, dated as of [_________________,] 1998, between SOVRAN ACQUISITION LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 5166 Main Street, Williamsville, New York 14221, and [_________________, a banking association organized under the laws of the _____________________________ as Trustee hereunder (hereinafter called the "Trustee"), having a Corporate Trust Office at _________________________].

                            RECITALS OF THE COMPANY

     The Company deems it necessary to issue from time to time for its lawful purposes subordinated debt securities (hereinafter called the "Securities") evidencing its unsecured and subordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more Series as provided in this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

           ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                          APPLICATION

     SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (4) the words "herein," "hereof "and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act," when used with respect to any Holder, has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 611 hereof to act on behalf of the Trustee to authenticate Securities.

     "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "Bankruptcy Law" has the meaning specified in Section 501.

     "Bearer Security" means any Security established pursuant to Section 201 which is payable to bearer.

     "Board of Directors" means the board of directors of the Company's General Partner or any committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company's General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities issued pursuant to Section 301, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

     "Capital Stock" of any Person means any and all shares, interests, participations, rights to purchase, warrants, options or other equivalents (however designated) of corporate stock or other equity of such Person.

     "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Common Stock" means, with respect to any Person, all shares of capital stock issued by such Person other than Preferred Stock.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of all Reference Treasury Dealer Quotations for such redemption date.

     "Consolidated Net Assets" means as of any particular time the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles and practices as in effect on [_____________] [the date of the Senior Indenture].

     "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at [______________________________].

     "corporation" includes corporations, associations, companies and business trusts.

     "coupon" means any interest coupon appertaining to a Bearer Security.

     "Custodian" has the meaning specified in Section 501.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor as operator of the Euroclear System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

     "Event of Default" has the meaning specified in Article Five.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     "GAAP" means, except as otherwise provided herein, generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

     "General Partner" means Sovran Holdings, Inc., a Delaware corporation and general partner of the Company, or any successor general partner.

     "Global Security" means a Security evidencing all or a part of a series of Securities issued to and registered in the name of the depository for such series, or its nominee, in accordance with Section 305, and bearing the legend prescribed in Section 203.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     "Guaranty" by any Person means any Obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, every Obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that a Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing.

     "Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

     "Indebtedness" means, with respect to any Person, without duplication,
(i) any Obligation of such Person relating to any indebtedness of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof),
(B) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such Person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such Person, (C) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (D) with respect to letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (E) for the payment of money relating to a Capitalized Lease Obligation or (F) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of others of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

     "Indenture" means this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

     "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Make-Whole Amount," when used with respect to any Security, means the amount, if any, in addition to principal which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 301, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Obligation" of any Person with respect to any specified Indebtedness means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such Proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to such Indebtedness.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company's General Partner, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be satisfactory to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause

(i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities or coupons on behalf of the Company.

     "Payment Blockage Notice" and "Payment Blockage Period" have the respective meanings specified in Section 1603.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment," when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

     "Preferred Stock" means, with respect to any Person, all capital stock issued by such Person that are entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person's assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

     "Proceeding" has the meaning specified in Section 1602.

     "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Treasury Dealer" means each of [__________________], and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Registered Security" shall mean any Security which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

     "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

     "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Security" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Indebtedness" means Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company, other than the following: (1) any Indebtedness as to which, in the instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued, it is expressly provided that such Indebtedness is subordinate in right of payment to all Indebtedness of the Company not expressly subordinated to such Indebtedness; (2) any Indebtedness which by its terms refers explicitly to the Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Securities; and (3) with respect to any series of Securities, any Indebtedness of the Company evidenced by Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, materials or services purchased in the ordinary course of business, or (b) Indebtedness of the Company to a Subsidiary of the Company.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

     "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Company pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

     "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "United States Person" means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

     SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1008) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the appropriate depository's records shall be dispositive for purposes of this Indenture.

          (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or
(4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

          (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [________________________]; or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer (with a copy to the Company's General Counsel), or

          (3) either the Trustee or the Company, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number [_________________]; and if to the Company at facsimile number (415) 391-6259.

     SECTION 106. Notice to Holders: Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 107. Counterparts; Effect of Headings and Table of Contents. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 109. Severability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111. Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security or the last date on which a Holder has the right to convert or exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or principal (and premium or Make-Whole Amount, if any) or conversion or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, or on such last day for conversion or exchange, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

     SECTION 113. Immunity of Stockholders, Directors, Officers and Agents of the Company. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

     SECTION 114. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


                      ARTICLE TWO - SECURITIES FORMS

     SECTION 201. Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

     Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

     The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

     SECTION 202. Form of Trustee's Certificate of Authentication. Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              [                   ]
                              as Trustee


Dated:____________________    By:____________________________________
                                        Authorized Signatory

     SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in the form of one or more Global Securities, then, notwithstanding clause (8) of Section 301 and the provisions of
Section 302, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable,
Section 304, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

     Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium or Make-Whole Amount, if any, and interest on any Global Security in permanent global form shall be made to the registered Holder thereof.

     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or CEDEL.

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

          "This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee."


                      ARTICLE THREE - THE SECURITIES

     SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) The title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

          (2) Any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

          (3) The price (expressed as a percentage of the principal amount thereof) at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

          (4) If convertible, the terms on which such Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of Common Stock or Preferred Stock receivable on conversion;

          (5) The date or dates, or the method for determining such date or dates, on which the principal of such Securities will be payable;

          (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Securities will bear interest, if any;

          (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) The place or places where the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities will be payable, where such Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

          (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

          (10) The obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) If other than Dollars, the currency or currencies in which such Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, the manner of determining the equivalent thereof in Dollars for purposes of the definition of "Outstanding" in
     Section 101, and the terms and conditions relating thereto;

          (12) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) Whether the principal of (and premium or Make-Whole Amount, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

          (14) Provisions, if any, granting special rights to the holders of Securities of the series upon the occurrence of such events as may be specified;

          (15) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

          (16) Whether and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment;

          (17) Whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

          (18) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (19) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided herein;

          (20) The applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen hereof to the Securities of the series;

          (21) If the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (22) The obligation, if any, of the Company to permit the conversion of the Securities of such series into Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

          (23) Any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

     If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

     SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by
Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

     SECTION 303. Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or CEDEL, as the case may be, in the form set forth in Exhibit B-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to
Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture.
If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

     If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

          (i)  an Opinion of Counsel stating that

               (a) the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

               (b) the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

               (c) such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to general equitable principles; and

          (ii) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

     Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

     No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 304.  Temporary Securities.

     (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

     Except in the case of temporary Global Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     (b) Unless otherwise provided in or pursuant to a Board Resolution, the following provisions of this Section 304(b) shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company. If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the "Common Depository"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

     Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depository to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depository, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 303.

     Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

     Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit B-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

     SECTION 305.  Registration, Registration of Transfer and Exchange.
The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

     Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

     Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by
Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

     If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by
Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in
Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depository for any permanent Global Security is The Depository Trust Company ("DTC"), then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the applicable Global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such Global Security or Securities. If (x) a successor depository for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility,
(y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such Global Security or Securities advise DTC to cease acting as depository for such Global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, then the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by
Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the

United States. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

     The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and
(B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or
(iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

      SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

     Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium or Make-Whole Amount, if any), and any interest on, Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

      SECTION 307. Payment of Interest; Interest Rights Preserved. Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

     Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

     Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered
     Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium or Make-Whole Amount, if any), and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

     Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No Holder of any beneficial interest in any Global Security held on its behalf by a depository shall have any rights under this Indenture with respect to such Global Security and such depository shall be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the
owner of such Global Security for all purposes whatsoever.   None of the
Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Security or impair, as between such depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Security.

      SECTION 309. Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, conversion or registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless the Trustee is otherwise directed by a Company Order.

      SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


                   ARTICLE FOUR - SATISFACTION AND DISCHARGE

      SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)  either

          (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B) all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

               (i)  have become due and payable, or


              (ii) will become due and payable at their Stated Maturity within one year, or

             (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

     SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any), and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.


                          ARTICLE FIVE - REMEDIES

     SECTION 501. Events of Default. "Event of Default," wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Security of that series or of any coupon appertaining thereto, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (6) the Company or any Significant Subsidiary pursuant to or
     within     the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its
          property,           or

               (C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

          (8) any other Event of Default provided with respect to Securities of that series.

As used in this Section 501, the term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

          SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if Securities of that Series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):

               (A) all overdue installments of interest on all Outstanding Securities of that series and any related coupons,

               (B) the principal of (and premium or Make-Whole Amount, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium or Make-Whole Amount, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

          (1) default is made in the payment of any installment of interest on any Security of any series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, with interest upon any overdue principal (and premium or Make-Whole Amount, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or Make-Whole Amount, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium or Make-Whole Amount, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

     SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

     SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, respectively; and

     THIRD:  To the payment of the remainder, if any, to the Company.

     SECTION 507. Limitation on Suits. No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium or Make-Whole Amount, if any, and Interest. Notwithstanding any provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Sections 305 and 307) interest on such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

     SECTION 512. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

     SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series or any related coupons, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 514. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 515. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                         ARTICLE SIX - THE TRUSTEE

     SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

     SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the
     absence of bad faith on its part, rely upon an    Officers'
     Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

     SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the

Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 604. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

     SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 606.  Compensation and Reimbursement.  The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium or Make-Whole Amount, if any) or interest on particular Securities or any coupons.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

     SECTION 608.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

     SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates,
(2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 609, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

     SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of

Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              [                   ]
                              as Trustee

Dated:___________________     By:___________________________________
                                 as Authenticating Agent


Dated:___________________     By:___________________________________
                                 Authorized Signatory

     SECTION 612.  Certain Duties and Responsibilities of the Trustee.

          (a) With respect to the Securities of any series, except during the continuance of an Event of Default with respect to the Securities of such series:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

          (b) In case an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall, with respect to Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series;
          and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 612.


     ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA
Section 312(b).

     SECTION 702. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on [_________________], 1996. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

     SECTION 703.  Reports by Company.  The Company will:

               (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     SECTION 704. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

          (a) semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

     ARTICLE EIGHT - CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

     SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

     SECTION 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     SECTION 803. Officers' Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under
Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  ARTICLE NINE - SUPPLEMENTAL INDENTURES

     SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

          (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or premium or Make-Whole Amount, if any, or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6)  to secure the Securities; or

          (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of Holders of Securities of any series or any related coupons in any material respect; or

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

          (11) to make provisions with respect to Holders' rights of conversion with respect to any series of Securities pursuant to Articles Seventeen.

     SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium or Make-Whole Amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or Make-Whole Amount or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or (if Securities of such series are convertible) adversely affect the right of the Holder to convert any Security as provided in Article Seventeen, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner materially adverse to the Holders; or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

          (3)  modify any of the provisions of this Section, Section 513 or
     Section 1009, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902 and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 609(b) and 901(11).

     It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                          ARTICLE TEN - COVENANTS

     SECTION 1001. Payment of Principal, Premium or Make-Whole Amount, if any; and Interest. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

     SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain: (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment or conversion, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment or conversion at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to
Section 301, no payment of principal, premium or Make-Whole Amount or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium or Make-Whole Amount and interest on any Bearer Security shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or Make-Whole Amount, or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to
Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

     SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest on any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or Make-Whole Amount, if any, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium or Make-Whole Amount, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium or Make-Whole Amount, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the

Company, in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium or Make-Whole Amount, if any) or interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium or Make-Whole Amount, if any) or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by articles of incorporation, by-laws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

     SECTION 1005. Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     SECTION 1006. Insurance. The Company will cause each of its and its Subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility.

     SECTION 1007. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1008. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     SECTION 1009. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                 ARTICLE ELEVEN - REDEMPTION OF SECURITIES

     SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

     SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

     Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any,

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

          (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

          (7) that the redemption is for a sinking fund, if such is the case,

          (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

          (10) the CUSIP number of such Security, if any, and

          (11) if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, the place or places where such Securities may be surrendered for conversion, and the date and time when the option to convert shall expire.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

     If any Securities called for redemption are converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided further that, except as otherwise provided with respect to Securities convertible into the Company's Common Stock or Preferred Stock, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

     SECTION 1107. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the depository, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

                      ARTICLE TWELVE - SINKING FUNDS

     SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

     SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series,
(1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section

1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


           ARTICLE THIRTEEN - REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

     SECTION 1302. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

     SECTION 1303. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

     SECTION 1304. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

     If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

     SECTION 1305. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


           ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401. Applicability of Article: Company's Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have
Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

     SECTION 1402. Defeasance and Discharge. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due,
(B) the Company's obligations with respect to such Securities under

Sections 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 1403 with respect to such Securities and any coupons appertaining thereto.

     SECTION 1403. Covenant Defeasance. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1009, inclusive, and, if specified pursuant to
Section 301, its obligations under any other covenant contained herein or in any indenture supplemental hereto, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1009, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

     SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 1402 or
Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

          (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

          (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

     SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to
Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium or Make-Whole Amount, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Security pursuant to
Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

     Anything in this Article to the contrary notwithstanding, subject to
Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.


            ARTICLE FIFTEEN - MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

     SECTION 1502. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at such meeting; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

     Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

          (i) there shall be no minimum quorum requirement for such meeting; and

          (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

     SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in
Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

          (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

     SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


               ARTICLE SIXTEEN - SUBORDINATION OF SECURITIES

     SECTION 1601. Agreement to Subordinate. Notwithstanding anything in this Indenture to the contrary (other than Article Four of this Indenture), the Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of any Obligations with respect to each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     SECTION 1602. Payment Over of Proceeds upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or Proceeding, or any receivership, liquidation, reorganization or other similar case or Proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a),
(b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding")

          (1) the holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution on account of principal of or premium, if any, or interest on or other Obligations in respect of the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company or any Subsidiary (individually and collectively, a "Securities Payment"), and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article Sixteen with respect to the Securities, to the payment in full, without diminution or modification by such plan, of all Senior Indebtedness), to which the Holders would be entitled except for the provisions of this Article Sixteen, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness) (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing provisions of this
Section 1601, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full, without diminution or modification by such plan, of Senior Indebtedness), before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and be paid over to, the holders of the Senior Indebtedness remaining unpaid (or their representative(s) or trustee(s) acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Indebtedness until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section 1602 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

     SECTION 1603. No Payment When Senior Indebtedness in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other obligations then due on all Senior Indebtedness has been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which any Senior Indebtedness is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Indebtedness being declared due and payable or

(iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the holder or holders of any Senior Indebtedness or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Indebtedness, or any agreement pursuant to which such Senior Indebtedness is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Indebtedness due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Holders of such Senior Indebtedness) on the earlier of
(A) the date on which such event of default shall have been cured or waived or (B) 180 days from the receipt of the Payment Blockage Notice. Upon termination of a Payment Blockage Period, payments on account of principal of or interest on the Securities and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Indebtedness or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice, have been cured or waived.

     In the event that, notwithstanding the provisions of this Section 1603, payments are made by or on behalf of the Company in contravention of the provisions of this Section 1603, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The provisions of this Section shall not apply to any payment with respect to which Section 1602 would be applicable.

     SECTION 1604. Reliance by Senior Indebtedness on Subordination Provisions. Each Holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

     SECTION 1605. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Obligations due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Sixteen to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Sixteen, and no payments over pursuant to the provisions of this Article Sixteen to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     SECTION 1606. Provisions Solely to Define Relative Rights. The provisions of this Article Sixteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Sixteen of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 1607. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities and the holders of Senior Indebtedness, the subordination provided in this Article Sixteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership Proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such Proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such Proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then the holders of Senior

Indebtedness, jointly, or their representatives shall have the right to file an appropriate claim for and on behalf of the Holders and to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article Sixteen and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article Sixteen.

     SECTION 1608. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or any representative or trustee therefor, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Sixteen or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of Senior Indebtedness and settle or compromise Senior Indebtedness (which, to the extent so settled and compromised, shall be deemed to have been paid in full for all purposes hereof); (iv) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and
(v) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 1609. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any default or event of default with respect to any Senior Indebtedness or of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Sixteen. Notwithstanding the provisions of this Article Sixteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any representative or trustee acting on their behalf; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 612, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Nothing contained in this Article Sixteen or any other Article of this Indenture or in any of the Securities shall prevent
(a) the Company, at any time except during the pendency of any Proceeding, or under the conditions described in Section 1603, from making payments at any time in respect of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Securities, or the retention thereof by any Holder, if the Trustee did not have notice, as provided in this Section 1609, that such payment would have been prohibited by the provisions of this Article Sixteen.

     Subject to the provisions of Section 612, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Sixteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 1610. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Section 612, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 1611. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this Article Sixteen or elsewhere in this Indenture, or in any of the Securities, shall prevent the application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 1609 hereof of the facts which would prohibit the making of such application.

     SECTION 1612. Rights of Trustee as Holder of Senior Indebtedness; of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Sixteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

     SECTION 1613. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Sixteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1612 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

               ARTICLE SEVENTEEN - CONVERSION OF SECURITIES

     SECTION 1701.  Applicability of Article; Conversion Privilege and
Price.

     Securities of any series which are convertible shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Seventeen. Subject to and upon compliance with the provisions of this Article Seventeen, at any time during the period specified in the Securities, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption, in which case such conversion right shall terminate on the date such default is cured.

     The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") of Securities of any series shall be specified in such Securities. The Conversion Price shall be adjusted in certain instances as provided in Section 1704.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (4) of Section 1704, the Holder of each Security, upon the conversion thereof pursuant to this Article Seventeen subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution pursuant to paragraph (4) of
Section 1704, shall be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidence of indebtedness, shares of Capital Stock or assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution filed with the Trustee) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee). If any conversion of a Security entitled to the benefits described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution filed with the Trustee) to distribute to such Holder a due bill for the evidences of indebtedness, shares of Capital Stock or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded, and (ii) requires payment or delivery of such evidences of indebtedness or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

     SECTION 1702.  Exercise of Conversion Privilege.

     In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted and shall comply with any additional requirements set forth in such Security. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities the Maturity of which is prior to such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion and such interest shall be paid on such Interest Payment Date as provided in Section 307. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     The Company's delivery to the Holder of the fixed number of shares of the Common Stock of the Company (and any cash in lieu of any fractional share of Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest and original issue discount that has not previously been paid. The shares of Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and original issue discount and then in payment of principal. Thus, accrued interest and original issue discount shall be treated as paid, rather than canceled, extinguished or forfeited.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1703.

     In the case of any Security which is converted in part only, as promptly as practicable on or after the conversion date the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof (or the Depositary in the case of a Global Security), at the expense of the Company, a new Security or Securities, of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

     SECTION 1703.  Fractions of Shares.

     No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (rounded to the nearest cent) in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

     SECTION 1704.  Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustment from time to time as follows:

          (1) If the Company pays or makes a dividend or other distribution (a) on its Common Stock exclusively in Common Stock or (b) on any other class of Capital Stock of the Company, which dividend or distribution includes Common Stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution (the "Dividend Record Date") shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Dividend Record Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (2) Subject to paragraph (6) of this Section, if the Company pays or makes a dividend or other distribution on its Common Stock consisting exclusively of Short Term Rights (as defined below), or otherwise issues Short Term Rights to all holders of its Common Stock, the Conversion Price in effect at the opening of business on the day following the record date for the determination of holders of Common Stock entitled to receive such Short Term Rights (the "Rights Record Date") shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Rights Record Date plus the number of shares of Common Stock of the Company which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Rights Record Date plus the number of shares of Common Stock so offered for subscription or purchase. Such reduction shall become effective immediately after the opening of business on the day following the Rights Record Date. For the purposes of this paragraph (2), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company shall not issue any rights, options or warrants in respect of shares of its Common Stock held in the treasury of the Company. When used in this Section 1704, the term "Short Term Rights" shall mean rights, warrants or options entitling the holders thereof (for a period commencing no earlier than the Rights Record Date and expiring not more than 45 days after the Rights Record Date) to subscribe for or purchase shares of Common Stock of the Company at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 1704) of the Common Stock of the Company on the Rights Record Date.

          (3) In case outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) Subject to the last sentence of this paragraph (4) of this Section, if the Company, by dividend or otherwise, (a) distributes to all holders of its Common Stock evidences of its indebtedness, shares of any class of Capital Stock of the Company or other assets (other than cash dividends out of current or retained earnings), or (b) distributes to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than Short Term Rights to which paragraph (2) of this Section 1704 applies), the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 1704) of the Common Stock of the Company on the Reference Date (as defined below) less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), on the Reference Date, of the portion of the evidences of indebtedness and other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (collectively, the "Market Value of the Distribution") and the denominator shall be such current market price per share of the Common Stock of the Company. Such reduction shall become effective immediately prior to the opening of business on the day (the "Reference Date") following the later of (a) the date fixed for the payment of such distribution and (b) the date 20 days after notice relating to such distribution is required to be given pursuant to Section 1706(a). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this Section 1704. In the event that, with respect to any distribution to which this paragraph (4) of Section 1704 would otherwise apply, the Market Value of the Distribution is greater than the current market price per share of the Common Stock (such distribution being referred to herein as an "Unadjusted Distribution"), then the adjustment provided by this paragraph
(4) shall not be made and in lieu thereof the provisions of Section 1711 shall apply with respect to such Unadjusted Distribution.

     (5) The Company may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by paragraphs (1), (2), (3), and (4) of this Section 1704, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. In addition, the Company, from time to time, may decrease the Conversion Price by any amount and for any reason, temporarily or otherwise, including situations where the Board of Directors determines such decrease to be fair and appropriate with respect to transactions in which holders of Common Stock have the right to participate.

          (6) Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock or Preferred Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable and (iii) are also issued or distributed in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Events"), shall for purposes of this Section 1704 not be deemed issued or distributed until the occurrence of the earliest Trigger Event. Each share of Common Stock issued upon conversion of Securities pursuant to this Article Seventeen shall be entitled to receive the appropriate number of Common Stock purchase rights (the "Rights"), if any, and the certificates representing the Common Stock issued upon conversion shall bear such legends, if any[, in each case as provided by and subject to the terms of the [Stockholders Rights Plan] adopted by the Board of Directors on ______________ (the "Rights Plan") as in effect at the time of such conversion]. Notwithstanding anything to the contrary in this Article Seventeen, there shall not be any adjustment to the Conversion Price as a result of (i) the distribution of separate certificates representing the Rights; (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock or other securities of the Company or other securities of another corporation; or (iii) the exercise of such Rights, all in accordance with the Rights Plan. No adjustment in the Conversion Price need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

          (7) For the purpose of any computation under paragraph (2), (4) or (5) of this Section 1704, the "current market price" per share of Common Stock of the Company on any date shall be deemed to be the average of the daily Closing Prices for the 15 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the date in question.

          (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Seventeen shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock, as the case may be.

          (9) Anything herein to the contrary notwithstanding, in the event the Company shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to stockholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall upon the legal abandonment of such plan be changed to the Conversion Price which would have been in effect at the time of such abandonment (after giving effect to all other adjustments not so legally abandoned pursuant to the provisions of this Article Seventeen) had such dividend or distribution never been declared.

          (10) Notwithstanding any other provision of this Section 1704, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock of the Company, and any such purported adjustment shall instead reduce the Conversion Price to such par value. Notwithstanding the foregoing sentence, the Company hereby covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price.

          (11) In the event that this Article Seventeen requires adjustments to the Conversion Price under more than one of paragraphs (1),
(2), (3) or (4) of this Section 1704, and the record or effective dates for the transaction giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying (to the extent they are applicable), first, the provisions of paragraph (3) of this Section

1704, second, the provisions of paragraph (1) of this Section 1704, third, the provisions of paragraph (4) of this Section 1704 and, fourth, the provisions of paragraph (2) of this Section 1704. Anything herein to the contrary notwithstanding, no single event shall require or result in duplicative adjustments in the Conversion Price pursuant to this Section 1704. After an adjustment to the Conversion Price under this Article Seventeen, any subsequent event requiring an adjustment under this Article Seventeen shall cause an adjustment to the Conversion Price as so adjusted. If, after an adjustment, a Holder of a Security upon conversion of such Security receives shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Seventeen with respect to the Common Stock in this Article Seventeen.

     SECTION 1705.  Notice of Adjustments of Conversion Price.

     Whenever the Conversion Price is adjusted as herein provided:

          (1) the Company shall compute the adjusted Conversion Price in accordance with Section 1704 or Section 1711 and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of any Securities pursuant to Section 1002; and

          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

     SECTION 1706.  Notice of Certain Corporate Action.

     In case:

          (1) the Company shall take any action that would require a Conversion Price adjustment pursuant to Section 1704 or Section 1711; or

          (2) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party, or the sale, transfer or lease of all or substantially all of the assets of the Company and for which approval of any stockholders of the Company is required; or

          (3) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     SECTION 1707.  Company to Reserve Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, a number of shares of Common Stock for the conversion of all outstanding Securities of any series which is convertible into Common Stock.

     SECTION 1708.  Taxes on Conversion.

     The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     SECTION 1709.  Covenants as to Common Stock.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be duly and validly issued, fully paid and nonassessable, free of preemptive or any similar rights, and, except as provided in Section 1708, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 1710.  Cancellation of Converted Securities.

     All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

     SECTION 1711. Provisions in Case of Consolidation, Merger or Sale of Assets; Special Distributions.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Person formed by such consolidation or resulting from such merger or which acquires such properties or assets, as the case may be, shall as a condition precedent to such transaction execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in
Section 1701, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale, transfer or lease; provided that the kind and amount of securities, cash and other property so receivable shall be determined on the basis of the following assumptions. The holder of Common Stock referred to in the foregoing sentence:

     (1) is not (a) a Person with which the Company consolidated, (b) a Person into which the Company merged or which merged into the Company, or (c) a Person to which such sale, transfer or lease was made (any Person described in the foregoing clauses (a), (b), or (c), hereinafter referred to as a "Constituent Person"), or (d) an Affiliate of a Constituent Person; and

     (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale transfer or lease is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised, then for the purpose of this Section 1711 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease shall be deemed to be the kind and amount so receivable per share by a plurality of such shares of Common Stock).

     Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Seventeen. If, in the case of any such consolidation, merger, sale transfer or lease the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or lease then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The above provisions of this Section 1711 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 1711, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale, transfer or lease and any adjustment to be made with respect thereto.

     If the Company makes a distribution to all holders of its Common Stock that constitutes an Unadjusted Distribution pursuant to the last sentence of paragraph (4) of Section 1704, then, from and after the record date for determining the holders of Common Stock entitled to receive such distribution (the "Distribution Record Date"), a Holder of a Security who converts such Security in accordance with the provisions of this Indenture shall, upon conversion, be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of evidences of indebtedness, shares of Capital Stock, or other assets or subscription rights or warrants, as the case may be, comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the Distribution Record Date.

     SECTION 1712.  Trustee Adjustment Disclaimer; Company Determination
                    Final.

     The Trustee has no duty to determine when an adjustment under this Article Seventeen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1711 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Seventeen. Any determination that the Company or the Board of Directors must make pursuant to this Article Seventeen is conclusive, absent manifest error.

     SECTION 1713.  When No Adjustment Required.

          (a) Except as expressly set forth in Section 1704, no adjustment in the Conversion Price shall be made because the Company issues, in exchange for cash, property or services, shares of its Common Stock, or any securities convertible into or exchangeable for shares of its Common Stock, or securities (including warrants, rights and options) carrying the right to subscribe for or purchase shares of its Common Stock or such convertible or exchangeable securities.

          (b) Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made pursuant to Section 1704 in respect of any dividend or distribution if the Holders may participate therein (on a basis to be determined in good faith by the Board of Directors) and receive the same consideration they would have received if they had converted the Securities immediately prior to the record date with respect to such dividend or distribution.

     SECTION 1714.  Equivalent Adjustments.

     In the event that, as a result of an adjustment made pursuant to
Section 1704 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article Seventeen.

                            SIGNATURES AND SEALS

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                   SOVRAN ACQUISITION LIMITED PARTNERSHIP

                                   By: Sovran Holdings, Inc.,
                                         General Partner


                                   By:
                                   Attest:
                                   Title:


                                   [                        ],
                                   as Trustee


                                   By:
                                      Title:
                                   Attest:
                                   Title:

                              ACKNOWLEDGMENT


STATE OF [____________________])
                               ) ss:
COUNTY OF                      )


On the [_______________________] 1996, before me personally came
[_________________], to me known, who, being by me duly sworn, did depose and say that he is the [__________________] of SOVRAN HOLDINGS, INC., one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]

________________________________
Notary Public
Commission Expires



STATE OF [________________])
                           ) ss:
COUNTY OF                  )


On the [____________________________] 1996, before me personally came
_________________, to me known, who, being by me duly sworn, did depose and
say that he/she is a ______________ of [                   ], one of the
parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

________________________________
Notary Public
Commission Expires

                                 EXHIBIT A

        FORM OF REDEEMABLE OR NON-REDEEMABLE SUBORDINATED SECURITY

                            [Face of Security]

[If the Holder of this Security (as indicated below) is The Depository Trust Company ("DTC") or a nominee of DTC, this Security is a Global Security and the following two legends apply:

Unless this Security is presented by an authorized representative of The Depository Trust Company ("DTC"), 55 Water Street, New York, New York to the issuer or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this Security is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.]

[If this Security is an Original Issue Discount Security, insert -- FOR PURPOSES OF SECTION 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS _____________, 19__ [AND] THE YIELD TO MATURITY IS _____%. [THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF __________, 19__ TO _________, 19__, IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]


                  SOVRAN ACQUISITION LIMITED PARTNERSHIP
                          [Designation of Series]

No. _______                                                      $_______


SOVRAN ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________ or registered assigns the principal sum of _______ Dollars on _____________________ (the "Stated Maturity Date") [or insert date fixed for earlier redemption (the "Redemption Date," and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date.")]

[If the Security is to bear interest prior to Maturity, insert -- and to pay interest thereon from ______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and _________ in each year (each, an "Interest Payment Date"), commencing __________, at the rate of __% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

The principal of this Security payable on the Stated Maturity Date [or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date] will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in ___________________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ____________, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be.] If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be.] "Business Day" means any day, other than a Saturday or Sunday, on which banks in __________________ are not required or authorized by law or executive order to close.

[If this Security is a Global Security, insert -- All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:__________________________   SOVRAN ACQUISITION LIMITED PARTNERSHIP


                                   By:___________________________________

Attest:


________________________________
Secretary

                           [Reverse of Security]

                  SOVRAN ACQUISITION LIMITED PARTNERSHIP


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _____________, 199__ (herein called the "Indenture") between the Company and _________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), [if applicable, insert -- and the aggregate principal amount of the Securities to be issued under such series is limited to $______ (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).]
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If applicable, insert -- The Securities may not be redeemed prior to the Stated Maturity Date.]

[If applicable, insert -- The Securities are subject to redemption [(1) (If applicable, insert on _________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable, insert -- at any time [on or after ___________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed on or before _______, __% and if redeemed during the 12-month period beginning _______ of the years indicated at the Redemption Prices indicated below.

    Year           Redemption Price            Year       Redemption Price
    ----           ----------------            ----       ----------------


and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert -- The Securities are subject to redemption (1) on in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _______], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ________ of the years indicated,

               Redemption Price for          Redemption Price for
               Redemption Through            Redemption Otherwise
                 Operation of the           Than Through Operation
    Year           Sinking Fund              of the Sinking Fund
    ----           ------------              -------------------

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to _______, redeem any Securities as contemplated by [Clause
(2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than __% per annum.]

[If applicable, insert -- The sinking fund for the Securities provides the redemption on _______ in each year, beginning with the year ____ and ending with the year ____, of [not less than] $_______] [("mandatory sinking fund") and not more than $_______] aggregate principal amount of the Securities. [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

[If applicable, insert conversion provisions set forth in any Board Resolution or indenture supplemental to the Indenture.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

This Security is subordinated to the prior payment in full in cash of Senior Indebtedness to the extent set forth in Article Sixteen of the Indenture.

The Securities of this series are issuable only in registered form [without coupons] in denominations of $_______ and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith,

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of [the State of New York] applicable to agreements made and to be performed entirely in such State.

                                 EXHIBIT B

                          FORMS OF CERTIFICATION



                                EXHIBIT B-1

            FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
             TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                    PAYABLE PRIOR TO THE EXCHANGE DATE

                                CERTIFICATE


     [Insert title or sufficient description of Securities to be delivered]

     This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise TriNet Corporate Realty Trust, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause
(iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to [U.S.$] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

     We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ________, ____
[To be dated no earlier than the 15th day prior to (i) the Exchange Date or
(ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                              [Name of Person Making Certification]


                              ____________________________________
                              (Authorized Signature)
                              Name:
                              Title:

                                EXHIBIT B-2

               FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
             AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
              A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
            OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                CERTIFICATE

     [Insert title or sufficient description of Securities to be delivered]

     This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise TriNet Corporate Realty Trust, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "Possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and
(ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: _______ ____

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]


                         [Morgan Guaranty Trust Company of New York,
                         Brussels Office,] as Operator of the Euroclear System [CEDEL S.A.]


                         By:______________________________________________

                                                            EXHIBIT 5.1

              PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
                        3400 MARINE MIDLAND CENTER
                          BUFFALO, NEW YORK 14203
                              (716) 847-8400


                                   April 27, 1998


Sovran Self Storage, Inc.
Sovran Acquisition Limited Partnership
5166 Main Street
Williamsville, New York 14221

          Re:  Legality of Securities to be Registered Under
               Registration Statement on Form S-3

Ladies and Gentlemen:

          This opinion is delivered in our capacity as counsel to Sovran Self Storage, Inc., a Maryland corporation (the "Company") and Sovran Acquisition Limited Partnership, a Delaware limited partnership (the "Operating Partnership") in connection with the Company and the Operating Partnership's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of (i) Preferred Stock and Common Stock (as such terms are defined in the Registration Statement) authorized for issuance by the Company under the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), with an aggregate public offering price of up to $100,000,000 and (ii) Debt Securities (as such term is defined in the Registration Statement) for issuance by the Operating Partnership, with an aggregate public offering price of up to $150,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

          In connection with rendering this opinion, we have examined the Company's Articles of Incorporation, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the By-laws of the Company; the Agreement of Limited Partnership of the Operating Partnership, as amended; the Certificate of Incorporation and By-laws of the general partner of the Operating Partnership (the "General Partner"); such records of corporate proceedings of the Company and the General Partner as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

          Based upon the foregoing, we are of the opinion that,

               (1) With respect to the Preferred Stock and Common Stock, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Company Authorizing

Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Company Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Company Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Stock or Preferred Stock), the Securities will be legally issued, fully paid and nonassessable.

               (2) With respect to the Debt Securities, once specifically authorized for issuance by the General Partner's Board of Directors or an authorized committee thereof (the "Operating Partnership Authorizing Resolution") and when issued as described in the Registration Statement with a Prospectus Supplement that is consistent with the Operating Partnership Authorizing Resolution, and upon receipt by the Operating Partnership of the consideration provided for in the Operating Partnership Authorizing Resolution, the Debt Securities will be legally issued, fully paid and nonassessable and binding obligations of the Operating Partnership.

          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                           PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

                                                                EXHIBIT 8.1

              PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
                        3400 MARINE MIDLAND CENTER
                          BUFFALO, NEW YORK 14203
                              (716) 847-8400

                                   April 27, 1998


Sovran Self Storage, Inc.
5166 Main Street
Williamsville, New York 14221

          Re:  Certain Federal Income Tax Matters

Ladies and Gentlemen:

          This opinion is delivered to you in our capacity as counsel to Sovran Self Storage, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an indeterminate amount of Preferred Stock and Common Stock (as such terms are defined in the Registration Statement) authorized for issuance under the Company's Amended and Restated Articles of Incorporation and with an aggregate public offering price of up to $100,000,000. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

          In rendering the following opinion, we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.
We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates and certain officers thereof (including, without limitation, representations contained in a representation letter dated as of this date) regarding the manner in which the Company has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

          In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of final documents to all documents submitted to us as drafts,

(v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, an (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

          The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

          Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

     1. Commencing with the Company's first taxable year ended December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation, as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

     2. The Statements in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance
that this will be the case.   Except as specifically discussed above, the
opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

          We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                   Very truly yours,

                          PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

                                                               Exhibit 12.1


Sovran Acquisition Limited Partnership
Ratio of Earnings to Fixed Charges



                                                         June 26, 1995
                              Year ended December 31,         to
                                  1997       1996       December 31, 1995

Earnings:
  Net income                     23,119     15,659            6,744
  Fixed charges                   2,743      2,386              323
                                 ______     ______            _____
Earnings(1)                      25,862     18,045            7,067

Fixed charges:
  Interest expense                2,166      1,924              131
  amortization financing fees       577        462              192
                                 ______     ______            _____
Fixed charges(2)                  2,743      2,386              323

Ratio of earnings to
  fixed charges(1)/(2)             9.43       7.56            21.88

                                                               EXHIBIT 23.1


                     Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in the
Registration Statement (Form S-3, No.            ) and related Prospectus
of Sovran Self Storage, Inc. ("SSS") and Sovran Acquisition Limited Partnership ("SALP") for the registration of $100,000,000 of SSS Preferred or Common Stock and $150,000,000 of SALP Debt Securities and to the incorporation by reference therein of our report dated January 29, 1998 (except for Notes 5 and 14 for which the date is March 24, 1998), with respect to the consolidated financial statements of Sovran Self Storage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report on the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated April 9, 1998 with respect to the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included in its Current Report on Form 8-K/A dated April 16, 1998, filed with the Securities and Exchange Commission.

Lastly, we consent to the incorporation by reference of our report dated April 16, 1998, with respect to the financial statements of SALP included in its General Form for Registration of Securities (Form 10) dated
April 22, 1998.

                                   ERNST & YOUNG LLP

Buffalo, New York
April 24, 1998

                                                               EXHIBIT 25.1

                                                             Conformed Copy

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           _____________________

                                 FORM T-1
                 STATEMENT OF ELIGIBILITY UNDER THE TRUST
                  INDENTURE ACT OF 1939 OF A CORPORATION
                       DESIGNATED TO ACT AS TRUSTEE

                           _____________________

                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)
                           _____________________

                            Marine Midland Bank
            (Exact name of trustee as specified in its charter)

New York                                          16-1057879
(Jurisdiction of incorporation                    (I.R.S. Employer
 or organization if not a U.S.                     Identification No.)
 national bank)

140 Broadway, New York, N.Y.                      10005-1180
(212) 658-1000                                    (Zip Code)
(Address of principal executive offices)

                             Charles E. Bauer
                              Vice President
                            Marine Midland Bank
                               140 Broadway
                       New York, New York 10005-1180
                            Tel: (212) 658-1792
         (Name, address and telephone number of agent for service)

                  Sovran Acquisition Limited Partnership
            (Exact name of obligor as specified in its charter)

Delaware                                          16-1481551
(State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                 Identification No.)

5116 Main Street
Williamsville, New York             14211
(716) 631-1850                    (Zip Code)
(Address of principal executive offices)

                              Debt Securities
                      (Title of Indenture Securities)

General

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

               State of New York Banking Department.

               Federal Deposit Insurance Corporation, Washington, D.C.

               Board of Governors of the Federal Reserve System,
               Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

Item 16.  List of Exhibits.


Exhibit

T1A(i)                        *    -    Copy of the Organization
                                        Certificate of Marine Midland Bank.

T1A(ii)                       *    -    Certificate of the State of New
                                        York Banking Department dated
                                        December 31, 1993 as to the
                                        authority of Marine Midland Bank to
                                        commence business.

T1A(iii)                           -    Not applicable.

T1A(iv)                       *    -    Copy of the existing By-Laws of
                                        Marine Midland Bank as adopted on
                                        January 20, 1994.

T1A(v)                             -    Not applicable.

T1A(vi)                       *    -    Consent of Marine Midland Bank
                                        required by Section 321(b) of the
                                        Trust Indenture Act of 1939.

T1A(vii)                           -    Copy of the latest report of
                                        condition of the trustee (December
                                        31, 1997), published pursuant to
                                        law or the requirement of its
                                        supervisory or examining authority.


T1A(viii)                          -    Not applicable.

T1A(ix)                            -    Not applicable.


     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                 SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of April, 1998.



                                   MARINE MIDLAND BANK


                                   By: /s/ Robert A. Conrad
                                           Robert A. Conrad
                                           Vice President

                                                          Exhibit T1A (vii)

                         Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                         Federal Deposit Insurance Corporation
                         OMB Number: 3064-0052
                         Office of the Comptroller of the Currency
                         OMB Number: 1557-0081

Federal Financial Institutions Examination Council   Expires March 31, 2000
___________________________________________________________________________

                         Please refer to page i,                      [1]
                         Table of Contents, for
                         the required disclosure
                         of estimated burden.
___________________________________________________________________________

             Consolidated Reports of Condition and Income for
            A Bank With Domestic and Foreign Offices-FFIEC 031

Report at the close of business December 31, 1997

                                 (971231)
                                (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


/s/ Gerald A. Ronning
Signature of Officer Authorized to Sign Report

           1/26/98
Date of Signature


Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated format then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

FDIC Certificate Number [0][0][5][8][9]
                          (RCRI 9030)

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


   /s/ Malcolm Burnett
Director (Trustee)

   /s/ Bernard J. Kennedy
Director (Trustee)

   /s/ Sal H. Alfiero
Director (Trustee)

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

                            REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
   Name of Bank                     City

in the state of New York, at the close of business
December 31, 1997


ASSETS
                    Thousands
                    of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................         $ 928,754
   Interest-bearing balances ...........................         2,571,410
   Held-to-maturity securities..........................         0
   Available-for-sale securities........................         3,968,837

   Federal funds sold and securities purchased
   under agreements to resell...........................           497,992

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................     21,550,115
   LESS: Allowance for loan and lease
   losses...............................        407,355
   LESS: Allocated transfer risk reserve     0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................        21,142,760
   Trading assets.......................................           979,454
   Premises and fixed assets (including
   capitalized leases)..................................           225,646

Other real estate owned.................................             8,092
Investments in unconsolidated
subsidiaries and associated companies...................         0
Customers' liability to this bank on
acceptances outstanding.................................            24,795
Intangible assets.......................................           479,713
Other assets............................................           488,168
Total assets............................................        31,315,621

LIABILITIES

Deposits:
   In domestic offices..................................        20,072,724

   Noninterest-bearing..................     4,090,858
   Interest-bearing.....................    15,981,866

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................         3,834,827

   Noninterest-bearing..................     0
   Interest-bearing.....................     3,834,827

Federal funds purchased and securities sold
   under agreements to repurchase.......................         2,007,482
Demand notes issued to the U.S. Treasury                           192,186
Trading Liabilities.....................................           215,748

Other borrowed money:
   With a remaining maturity of one year
   or less..............................................         1,402,449
   With a remaining maturity of more than
   one year through three years.........................            63,601
   With a remaining maturity of more than
   three years..........................................            61,707
Bank's liability on acceptances
executed and outstanding................................            24,795
Subordinated notes and debentures.......................           497,774
Other liabilities.......................................           719,423
Total liabilities.......................................        29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................         0
Common Stock............................................           205,000
Surplus.................................................         1,984,326
Undivided profits and capital reserves..................             8,678
Net unrealized holding gains (losses)
on available-for-sale securities........................            24,901
Cumulative foreign currency translation
adjustments.............................................         0
Total equity capital....................................         2,222,905
Total liabilities, limited-life
preferred stock, and equity capital.....................        31,315,621